                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                FORCENERGY INC.

                         EDI ACQUISITION CORPORATION,

                         EDISTO RESOURCES CORPORATION

                                      AND

                          CONVEST ENERGY CORPORATION




                                 June 19, 1997

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                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----

Section 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .   1

Section 2.  THE MERGERS . . . . . . . . . . . . . . . . . . . . . . . .   7
         (a)  MERGER 1. . . . . . . . . . . . . . . . . . . . . . . . .   7
         (b)  EFFECTIVE TIME OF MERGER 1. . . . . . . . . . . . . . . .   7
         (c)  MERGER 2. . . . . . . . . . . . . . . . . . . . . . . . .   7
         (d)  EFFECTIVE TIME OF MERGER 2  . . . . . . . . . . . . . . .   7
         (e)  MERGER 3  . . . . . . . . . . . . . . . . . . . . . . . .   7
         (f)  EFFECTIVE TIME OF MERGER 3  . . . . . . . . . . . . . . .   7
         (g)  CONSUMMATION  . . . . . . . . . . . . . . . . . . . . . .   8

Section 3.  THE SURVIVING CORPORATIONS  . . . . . . . . . . . . . . . .   8
         (a)  CERTIFICATE OF INCORPORATION; ARTICLES OF INCORPORATION .   8
         (b)  BY-LAWS . . . . . . . . . . . . . . . . . . . . . . . . .   8
         (c)  DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . .   8
         (d)  OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . .   8

Section 4.  CONVERSION OF SHARES: CLOSING . . . . . . . . . . . . . . .   9
         (a)  CONVERSION OF SELLERS' CAPITAL STOCK  . . . . . . . . . .   9
         (b)  OTHER CONVERSIONS . . . . . . . . . . . . . . . . . . . .  10
         (c)  SELLERS OPTIONS . . . . . . . . . . . . . . . . . . . . .  10
         (d)  EXCHANGES . . . . . . . . . . . . . . . . . . . . . . . .  10
         (e)  NO FRACTIONAL SECURITIES  . . . . . . . . . . . . . . . .  13
         (f)  CLOSING . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (g)  CLOSING OF TRANSFER BOOKS . . . . . . . . . . . . . . . .  13
         (h)  APPRAISAL RIGHTS  . . . . . . . . . . . . . . . . . . . .  14

Section 5.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS . . . . . . .  14
         (a)  ORGANIZATIONAL, QUALIFICATION, AND CORPORATE POWER  . . .  14
         (b)  CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . .  15
         (c)  AUTHORIZATION OF TRANSACTION  . . . . . . . . . . . . . .  15
         (d)  NON-CONTRAVENTION . . . . . . . . . . . . . . . . . . . .  16
         (e)  APPROVALS . . . . . . . . . . . . . . . . . . . . . . . .  16
         (f)  REPORTS AND FINANCIAL STATEMENTS  . . . . . . . . . . . .  17
         (g)  ABSENCE OF UNDISCLOSED LIABILITIES  . . . . . . . . . . .  17
         (h)  ABSENCE OF CERTAIN CHANGES OR EVENTS  . . . . . . . . . .  17
         (i)  LITIGATION  . . . . . . . . . . . . . . . . . . . . . . .  17
         (j)  REGISTRATION STATEMENT AND INFORMATION STATEMENT  . . . .  18
         (k)  NO VIOLATION OF LAW . . . . . . . . . . . . . . . . . . .  18
         (l)  COMPLIANCE WITH AGREEMENTS  . . . . . . . . . . . . . . .  19
         (m)  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         (n)  EMPLOYEE BENFIT PLANS: ERISA  . . . . . . . . . . . . . .  20
         (o)  LABOR CONTROVERSIES . . . . . . . . . . . . . . . . . . .  21
         (p)  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . .  22

         (q)  NON-COMPETITION AGREEMENTS  . . . . . . . . . . . . . . .  23
         (r)  RESERVE REPORT AND EXPLORATION PROJECT INFORMATION  . . .  23
         (s)  TITLE . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         (t)  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . .  26
         (u)  ALLOWABLE PRODUCTION QUOTAS . . . . . . . . . . . . . . .  26
         (v)  GAS PAYMENTS: BALANCING . . . . . . . . . . . . . . . . .  26
         (w)  NO PREPAYMENTS MADE OR REFUNDS OWED . . . . . . . . . . .  27
         (x)  DRILLING OBLIGATIONS  . . . . . . . . . . . . . . . . . .  27
         (y)  DEVELOPMENT OPERATIONS  . . . . . . . . . . . . . . . . .  27
         (z)  REGULATORY AUTHORITY  . . . . . . . . . . . . . . . . . .  27
         (aa) FULL DISCLOSURE . . . . . . . . . . . . . . . . . . . . .  27
         (bb) CERTAIN AGREEMENTS  . . . . . . . . . . . . . . . . . . .  28
         (cc) SHAREHOLDERS AGREEMENT  . . . . . . . . . . . . . . . . .  28
         (dd) BROKERS AND FINDERS . . . . . . . . . . . . . . . . . . .  28
         (ee) OPINION OF FINANCIAL ADVISOR  . . . . . . . . . . . . . .  28
         (ff) EDISTO CASH BALANCE . . . . . . . . . . . . . . . . . . .  28
         (gg) AFFILIATE TRANSACTIONS  . . . . . . . . . . . . . . . . .  29
         (hh) WARN  . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         (ii) CUMULATIVE REPRESENTATIONS  . . . . . . . . . . . . . . .  29


Section 6. REPRESENTATIONS AND WARRANTIES OF PURCHASERS . . . . . . . .  29
         (a)  ORGANIZATION, QUALIFICATION, AND CORPORATE POWER  . . . .  29
         (b)  CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . .  29
         (c)  AUTHORIZATION OF TRANSACTION  . . . . . . . . . . . . . .  29
         (d)  NON-CONTRAVENTION . . . . . . . . . . . . . . . . . . . .  30
         (e)  APPROVALS . . . . . . . . . . . . . . . . . . . . . . . .  30
         (f)  REPORTS AND FINANCIAL STATEMENTS  . . . . . . . . . . . .  30
         (g)  ABSENCE OF UNDISCLOSED LIABILITIES  . . . . . . . . . . .  31
         (h)  ABSENCE OF CERTAIN CHANGES OR EVENTS  . . . . . . . . . .  31
         (i)  LITIGATION  . . . . . . . . . . . . . . . . . . . . . . .  31
         (j)  REGISTRATION STATEMENT AND PROXY STATEMENTS . . . . . . .  31
         (K)  NO VIOLATION OF LAW . . . . . . . . . . . . . . . . . . .  31
         (l)  COMPLIANCE WITH AGREEMENTS  . . . . . . . . . . . . . . .  32
         (m)  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         (n)  EMPLOYEE BENEFIT PLANS: ERISA . . . . . . . . . . . . . .  33
         (o)  LABOR CONTROVERSIES . . . . . . . . . . . . . . . . . . .  34
         (p)  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . .  34
         (q)  RESERVE REPORT AND EXPLORATION PROJECT INFORMATION  . . .  35
         (r)  TITLE . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         (s)  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . .  37
         (t)  ALLOWABLE PRODUCTION QUOTAS . . . . . . . . . . . . . . .  38
         (u)  GAS PAYMENTS: BALANCING . . . . . . . . . . . . . . . . .  38
         (v)  NO PREPAYMENTS MADE OR REFUNDS OWED . . . . . . . . . . .  38
         (w)  DRILLING OBLIGATIONS  . . . . . . . . . . . . . . . . . .  38
         (x)  DEVELOPMENT OPERATIONS  . . . . . . . . . . . . . . . . .  39
         (y)  REGULATORY AUTHORITY  . . . . . . . . . . . . . . . . . .  39

         (z)  FULL DISCLOSURE . . . . . . . . . . . . . . . . . . . . .  39
         (aa) AFFILIATE TRANSACTIONS  . . . . . . . . . . . . . . . . .  39
         (bb) CUMULATIVE REPRESENTATIONS  . . . . . . . . . . . . . . .  39

Section 7. CONDUCT OF BUSINESS PENDING THE MERGERS  . . . . . . . . . .  39
         (a)  CONDUCT OF BUSINESS BY THE SELLERS PENDING THE MERGERS  .  39
         (b)  CONTROL OF THE SELLERS' OPERATIONS  . . . . . . . . . . .  41
         (c)  ACQUISITION TRANSACTIONS  . . . . . . . . . . . . . . . .  41
         (d)  SUBSIDIARIES  . . . . . . . . . . . . . . . . . . . . . .  42

Section 8. ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . .  42
         (a)  ACCESS TO INFORMATION . . . . . . . . . . . . . . . . . .  42
         (b)  REGISTRATION STATEMENT AND PROXY STATEMENTS . . . . . . .  43
         (c)  STOCKHOLDERS' APPROVALS . . . . . . . . . . . . . . . . .  43
         (d)  EMPLOYEE MATTERS  . . . . . . . . . . . . . . . . . . . .  43
         (e)  QUOTATION . . . . . . . . . . . . . . . . . . . . . . . .  44
         (f)  AGREEMENT TO COOPERATE  . . . . . . . . . . . . . . . . .  44
         (g)  PUBLIC STATEMENTS . . . . . . . . . . . . . . . . . . . .  44
         (h)  NOTIFICATION OF CERTAIN MATTERS . . . . . . . . . . . . .  44
         (i)  CORRECTIONS TO THE JOINT PROXY STATEMENTS/PROSPECTUS
              AND REGISTRATION STATEMENT  . . . . . . . . . . . . . . .  45
         (j)  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE . . .  45
         (k)  SHAREHOLDERS AGREEMENT: COMPLIANCE WITH THE
              SECURITIES ACT  . . . . . . . . . . . . . . . . . . . . .  46
         (l)  CONVEST SHARES  . . . . . . . . . . . . . . . . . . . . .  46
         (m)  CREDIT AGREEMENT  . . . . . . . . . . . . . . . . . . . .  47

Section 9. CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . .  47
         (a)  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
              MERGERS . . . . . . . . . . . . . . . . . . . . . . . . .  47
         (b)  CONDITIONS TO OBLIGATION OF THE SELLERS TO EFFECT
              THE MERGERS . . . . . . . . . . . . . . . . . . . . . . .  48
         (c)  CONDITIONS TO OBLIGATIONS OF PURCHASERS TO EFFECT
              THE MERGERS . . . . . . . . . . . . . . . . . . . . . . .  49

Section 10. TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . .  50
        (a)  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . .  50
        (b)  EXPENSES AND FEES  . . . . . . . . . . . . . . . . . . . .  52
        (c)  EFFECT OF TERMINATION  . . . . . . . . . . . . . . . . . .  52
        (d)  AMENDMENT  . . . . . . . . . . . . . . . . . . . . . . . .  53
        (e)  WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . .  53

Section 11. GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . .  53
        (a)  NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . .  53
        (b)  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . .  53
        (c)  INTERPRETATION . . . . . . . . . . . . . . . . . . . . . .  54
        (d)  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . .  54
        (e)  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . .  54
        (f)  PARTIES IN INTEREST  . . . . . . . . . . . . . . . . . . .  54

                        AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger, dated as of June 19, 1997 (the "AGREEMENT"), is entered into by and among Forcenergy Inc., a Delaware corporation ("PARENT"), EDI Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("EDI-SUB"), Edisto Resources Corporation, a Delaware corporation ("EDISTO"), and Convest Energy Corporation, a Texas corporation ("CONVEST"). Parent and EDI-Sub are each sometimes referred to herein as a "PURCHASER" and collectively as the "PURCHASERS." Edisto and Convest and their respective Subsidiaries are each sometimes referred to herein as a "SELLER" and collectively as the "SELLERS." The Purchasers and the Sellers are sometimes collectively referred to herein as the "PARTIES."

     WHEREAS, the Boards of Directors of Parent, EDI-Sub, Edisto and Convest have approved (i) the merger of EDI-Sub with and into Edisto ("MERGER 1"),
(ii) the merger of the surviving corporation of Merger 1 with and into Parent ("Merger 2") and (iii) the merger of Convest with and into Parent ("Merger 3" and, collectively with Merger 1 and Merger 2, the "MERGERS") on the terms set forth in the Agreement;

     WHEREAS, the Parties intend Merger 3 to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations thereunder;

     WHEREAS, in connection with the Mergers and as an inducement to Parent to enter into this Agreement, (i) Parent, Edisto and a principal shareholder of Edisto have executed as of the date hereof a voting agreement in favor of Parent with respect to, among other things, the voting of shares of capital stock of Edisto held or to be held by such shareholder in favor of Merger 1, and (ii) Parent, Edisto and Convest have executed as of the date hereof a voting agreement in favor of Parent with respect to, among other things, the voting of shares of capital stock of Convest held or to be held by Edisto in favor of Merger 3.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the Parties hereto, intending to be legally bound, agree as follows:

     SECTION 1.  DEFINITIONS.

     "AFFILIATE" of, or a person "affiliated" with, a specified person means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     "AFFILIATE AGREEMENT" has the meaning set forth in Section 8(k).

     "AGREEMENT" means this Agreement as executed as of the date first above written or, if amended as provided herein, as amended.

     "CLAIM" has the meaning set forth in Section 8(j).

     "CLOSING" has the meaning set forth in Section 4(f).

     "CLOSING DATE" has the meaning set forth in Section 4(f).

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONVEST" has the meaning set forth in the first paragraph of this Agreement.

     "CONVEST CERTIFICATES" has the meaning set forth in Section 4(d)(i).

     "CONVEST COMMON STOCK" means the common stock, par value $0.01 per share, of Convest.

     "CONVEST OPTION" has the meaning set forth in Section 4(c)(ii).

     "CONVEST STOCKHOLDER" means any Person who or which holds any of the Convest Common Stock.

     "DEFAULT" has the meaning set forth in Section 10(a)(i)(F).

     "DGCL" means the General Corporation Law of the State of Delaware, as amended.

     "DOLLAR" or "$" shall mean one dollar of the currency of the United States of America.

     "EDISTO" has the meaning set forth in the first paragraph of this Agreement.

     "EDISTO CERTIFICATES" has the meaning set forth in Section 4(d)(i).

     "EDISTO COMMON STOCK" means the common stock, par value $0.01 per share, of Edisto.

     "EDISTO E&P" has the meaning set forth in Section 7(d).

     "EDISTO OPTION" has the meaning set forth in Section 4(c)(i).

     "EDISTO STOCKHOLDER" means any Person who or which holds any of the Edisto Common Stock.

     "EDI-SUB" has the meaning set forth in the first paragraph of this Agreement.

     "EDI-SUB COMMON STOCK" means the Common Stock, par value $0.01 per share of EDI-Sub.

     "ENVIRONMENTAL LAWS" has the meaning set forth in Section 5(p)(ii).

     "ERISA" means the Employer Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE AGENT" means American Stock Transfer and Trust Company.

     "EXCHANGE FUND" has the meaning set forth in Section 4(d)(iii).

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "HAZARDOUS SUBSTANCE" has the meaning set forth in Section 5(p)(iii).

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INCLUDING" means "including, but not limited to."

     "INDEMNIFIED PARTIES" has the meaning set forth in Section 8(j).

     "IRS" means the Internal Revenue Service.

     "JOINT PROXY STATEMENTS/PROSPECTUS" has the meaning set forth in Section 5(j).

     "KNOWLEDGE" means the actual knowledge of the president or any vice president of the affected entity.

     "MATERIAL ADVERSE CHANGE" means an adverse change in the business, operations, assets, liabilities, properties, condition (financial or other) or results of operation which (i), in the case of Sellers and their respective Subsidiaries, taken as a whole, may result in an aggregate change or liability of $2.0 million or greater or (ii), in the case of Parent and its Subsidiaries, taken as a whole, may result in an aggregate change or liability of $15.0 million or greater.

     "MATERIAL ADVERSE EFFECT" means an adverse effect on the business, operations, assets, liabilities, properties, condition (financial or other) or results of operations which (i), in the case of Sellers and their respective Subsidiaries, taken as a whole, may result in an aggregate change or liability of $2.0 million or greater or (ii), in the case of Parent and its Subsidiaries, taken as a whole, may result in an aggregate change or liability of $15.0 million or greater.

     "MERGER CERTIFICATES" means, collectively, the Merger 1 Certificate, Merger 2 Certificate, Merger 3 Certificate and Merger 3 Articles.

     "MERGER 1 CERTIFICATE" means the Certificate of Merger for Merger 1, in substantially the form as shall be agreed upon by the Parties.

     "MERGER 2 CERTIFICATE" means the Certificate of Merger for Merger 2, in substantially the form as shall be agreed upon by the Parties.

     "MERGER 3 CERTIFICATE" means the Certificate of Merger for Merger 3, in substantially the form as shall be agreed upon by the Parties.

     "MERGER 3 ARTICLES" means the Articles of Merger for Merger 3, together with the Plan of Merger attached as Annex A thereto, in substantially the form attached hereto as Exhibit A.

     "MERGER FILINGS" has the meaning set forth in Section 2(f).

     "MERGER 1" has the meaning set forth in the first recital above.

     "MERGER 1 CASH CONSIDERATION" has the meaning set forth in Section 4(a)(i)(A).

     "MERGER 1 CONSIDERATION" has the meaning set forth in Section 4(a)(i)(A).

     "MERGER 1 EFFECTIVE TIME" has the meaning set forth in Section 2(b).

     "MERGER 1 EXCHANGE RATIO" has the meaning set forth in Section
4(a)(i)(A).

     "MERGER 1 FILING" has the meaning set forth in Section 2(b).

     "MERGER 2" has the meaning set forth in the first recital above.

     "MERGER 2 EFFECTIVE TIME" has the meaning set forth in Section 2(d).

     "MERGER 2 FILING" has the meaning set forth in Section 2(d).

     "MERGER 3" has the meaning set forth in the first recital above.

     "MERGER 3 CONSIDERATION" has the meaning set forth in Section
4(a)(ii)(A).

     "MERGER 3 EFFECTIVE TIME" has the meaning set forth in Section 2(f).

     "MERGER 3 EXCHANGE RATIO" has the meaning set forth in Section
4(a)(ii)(A).

     "MERGER 3 DELAWARE FILING" has the meaning set forth in Section 2(f).

     "MERGER 3 TEXAS FILING" has the meaning set forth in Section 2(f).

     "MERGERS" has the meaning set forth in the first recital above.

     "NEW SHARES" has the meaning set forth in Section 8(l).

     "NYSE" means the New York Stock Exchange, Inc.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PARENT" has the meaning set forth in Section 4(b)(iii).

     "PARENT COMMON STOCK" means the common stock, par value $0.01 per share, or Parent.

     "PARENT FINANCIAL STATEMENTS" has the meaning set forth in Section 6(f).

     "PARENT REPRESENTATIVES" has the meaning set forth in Section 8(a)(i).

     "PARENT SEC REPORTS" has the meaning set forth in Section 6(f).

     "PARTIES" has the meaning set forth in the first paragraph of this Agreement.

     "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "PETRIE PARKMAN" means Petrie Parkman & Co., Inc.

     "PROXY STATEMENT" has the meaning set forth in Section 5(j).

     "PURCHASER" and "PURCHASERS" have the meanings set forth in the first paragraph of this Agreement.

      "PURCHASERS PLANS" has the meaning set forth in Section 6(n).

      "PURCHASERS ASSETS" has the meaning set forth in Section 6(r)(v).

      "PURCHASERS DISCLOSURE SCHEDULE" means the disclosure schedule delivered by the Purchasers concurrently with this Agreement, which shall specifically modify the lettered and numbered paragraphs hereof to which it expressly refers.

      "PURCHASERS EVALUATED PROPERTIES" has the meaning set forth in Section
6(q).

      "PURCHASERS PERMITS" has the meaning set forth in Section 6(k).

      "PURCHASERS PETROLEUM ENGINEERS" has the meaning set forth in Section 6(q)(i).

      "PURCHASERS PROJECT INFORMATION" has the meaning set forth in Section 6(q)(iii).

      "PURCHASERS PROJECTS" has the meaning set forth in Section 6(q)(iii).

      "PURCHASERS REQUIRED STATUTORY APPROVALS" has the meaning set forth in
Section 6(e).

      "PURCHASERS RESERVE REPORTS" has the meaning set forth in Section
6(q)(i).

      "RAUSCHER PIERCE" means Rauscher, Pierce, Refsnes, Inc.

      "REGISTRATION STATEMENT" has the meaning set forth in Section 5(j).

      "REQUISITE STOCKHOLDER APPROVALS" has the meaning set forth in Section 5(c)(ii).

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SELLER" and "SELLERS" have the meanings set forth in the first paragraph of this Agreement.

      "SELLER REPRESENTATIVES" has the meaning set forth in Section 8(a)(i).

      "SELLERS ASSETS" has the meaning set forth in Section 5(s)(v).

      "SELLERS DISCLOSURE SCHEDULE" means the disclosure schedule delivered by the Sellers concurrently with this Agreement, which shall specifically modify the numbered paragraphs hereof to which it expressly refers.

      "SELLERS EVALUATED PROPERTIES" has the meaning set forth in Section
5(r)(i).

      "SELLERS FINANCIAL STATEMENTS" has the meaning set forth in Section
5(f).

      "SELLERS PERMITS" has the meaning set forth in Section 5(k).

      "SELLERS PLANS" has the meaning set forth in Section 5(n)(i).

      "SELLERS PROJECT INFORMATION" has the meaning set forth in Section 5(r)(iii).

      "SELLERS PROJECTS" has the meaning set forth in Section 5(r)(iii).

      "SELLERS REQUIRED STATUTORY APPROVALS" has the meaning set forth in
Section 5(e).

      "SELLERS RESERVE REPORTS" has the meaning set forth in Section 5(r)(i).

      "SELLERS SEC REPORTS" has the meaning set forth in Section 5(f).

      "SHAREHOLDERS AGREEMENT" has the meaning set forth in Section 5(cc).

      "SHARES" has the meaning set forth in Section 5(b)(i).

      "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

      "SURVIVING CORPORATION 1" has the meaning set forth in Section 2(a).

      "SURVIVING CORPORATION 2" has the meaning set forth in Section 2(c).

      "SURVIVING CORPORATION 2 COMMON STOCK" has the meaning set forth in
Section 4(b)(iii).

      "SURVIVING CORPORATION 3" has the meaning set forth in Section 2(e).

      "SURVIVING CORPORATION 3 COMMON STOCK" has the meaning set forth in
Section 4(b)(iii).

         "TBCA" means the Business Corporation Act of the State of Texas, as amended.


         "TAX RETURN" has the meaning set forth in Section 5(m)(Iii).

         "TAXES" has the meaning set forth in Section 5(m)(ii).

         "WARN" means the Federal Worker Adjustment and Retraining Notification Act of 1988.

         "WEIGHTED AVERAGE TRADING PRICE" has the meaning set forth in
      Section 4(a)(iii).

SECTION 2.  THE MERGERS.

         (a) MERGER 1. Upon the terms and subject to the conditions of this Agreement, at the Merger 1 Effective Time (as defined in Section 2(b)) in accordance with the DGCL, EDI-Sub shall be merged with and into Edisto, the separate existence of EDI-Sub shall thereupon cease, and Edisto shall be the surviving corporation in Merger 1, hereinafter sometimes referred to as "SURVIVING CORPORATION 1."

         (b) EFFECTIVE TIME OF MERGER 1. Merger 1 shall become effective at such time (the "MERGER 1 EFFECTIVE TIME") as the Merger 1 Certificate is filed with the Secretary of State of the State of Delaware in accordance with the DGCL (the "MERGER 1 FILING"). The Merger 1 Filing shall be made simultaneously with or as soon as practicable after the Closing of the transactions contemplated by this Agreement in accordance with Section 4(f).

         (c) MERGER 2. Upon the terms and subject to the conditions of this Agreement, at the Merger 2 Effective Time (as defined in Section 2(d), in accordance with the DGCL, Surviving Corporation 1 shall be merged with and into Parent, the separate existence of Surviving Corporation 1 shall thereupon cease, and Parent shall be the surviving corporation in Merger 2, hereinafter sometimes referred to as "SURVIVING CORPORATION 2."

         (d) EFFECTIVE TIME OF MERGER 2. Merger 2 shall become effective at such time (the "MERGER 2 EFFECTIVE TIME") as the Merger 2 Certificate is filed with the Secretary of State of the State of Delaware in accordance with the DGCL (the "MERGER 2 FILING"). The Merger 2 Filing shall be made as soon as practicable following the Merger 1 Effective Time.

         (e) MERGER 3. Upon the terms and subject to the conditions of this Agreement and the Merger 3 Articles, at the Merger 3 Effective Time (as defined in Section 2(f)) in accordance with the DGCL and the TBCA, Convest shall be merged with and into Surviving Corporation 2, the separate existence of Convest shall thereupon cease, and Surviving Corporation 2 shall be the surviving corporation in Merger 3 and is hereinafter sometimes referred to as "SURVIVING CORPORATION 3."

         (f) EFFECTIVE TIME OF MERGER 3. Merger 3 shall become effective at such time (the "MERGER 3 EFFECTIVE TIME") as is the later to occur of (i) the time that the Merger 3 Certificate is filed with the Secretary of State of the State of Delaware in accordance with the DGCL (the "MERGER 3 DELAWARE FILING"), and (ii) the time that the Merger 3 Articles are filed with the Secretary of State of the State of Texas and a certificate of merger is issued thereby in accordance with the TBCA (the "MERGER 3 TEXAS FILING" and, together with the Merger 3 Delaware Filing, the "MERGER 3 FILINGS"). The Merger 3 Filings shall be made as soon as practicable following the Merger 2 Effective Time. The Merger 1 Filing, the Merger 2 Filing and the Merger 3 Filings are collectively referred to herein as the "MERGER FILINGS."

         (g) CONSUMMATION. The Parties acknowledge that it is their mutual desire and intent to consummate the Mergers as soon as practicable after the date hereof. Accordingly, the parties shall, subject to the provisions hereof and to the fiduciary duties of their respective boards of directors, use all reasonable efforts to consummate, as soon as practicable, the transactions contemplated by this Agreement in accordance with Section 4(d).

SECTION 3. THE SURVIVING CORPORATIONS.

         (a) CERTIFICATE OF INCORPORATION; ARTICLES OF INCORPORATION. The Certificate of Incorporation of EDI-Sub as in effect immediately prior to the Merger 1 Effective Time shall be the Certificate of Incorporation of
Surviving Corporation 1 after the Merger 1 Effective Time, and thereafter may be amended in accordance with its terms and as provided in the DGCL. The Certificate of Incorporation of Parent as in effect immediately prior to the Merger 2 Effective Time shall be the Certificate of Incorporation of
Surviving Corporation 2 after the Merger 2 Effective Time, and thereafter may be amended in accordance with its terms and as provided in the DGCL. The Certificate of Incorporation of Surviving Corporation 2 as in effect immediately prior to the Merger 3 Effective Time shall be the Certificate of Incorporation of Surviving Corporation 3 after the Merger 3 Effective Time, and thereafter may be amended in accordance with its terms and as provided in the DGCL.

         (b) BY-LAWS. The By-laws of EDI-Sub as in effect immediately prior to the Merger 1 Effective Time shall be the By-laws of Surviving Corporation 1 after the Merger 1 Effective Time, and thereafter may be amended in accordance with their terms and as provided by the Certificate of Incorporation of Surviving Corporation 1 and the DGCL. The By-laws of Parent as in effect immediately prior to the Merger 2 Effective Time shall be the By-laws of Surviving Corporation 2 after the Merger 2 Effective Time, and thereafter may be amended in accordance with their terms and as provided by the Certificate of Incorporation of Surviving Corporation 2 and the DGCL. The By-laws of Surviving Corporation 2 as in effect immediately prior to the Merger 3 Effective Time shall be the By-laws of Surviving Corporation 3 after the Merger 3 Effective Time, and thereafter may be amended in accordance with their terms and as provided by the Certificate of Incorporation of Surviving Corporation 3 and the DGCL.

         (c) DIRECTORS. The directors of EDI-Sub in office immediately prior to the Merger 1 Effective Time shall be the directors of Surviving Corporation 1 after the Merger 1 Effective Time, and such directors shall serve in accordance with the By-laws of Surviving Corporation 1 until their respective successors are duly elected or appointed and qualified. The directors of Parent in office immediately prior to the Merger 2 Effective Time shall be the directors of Surviving Corporation 2 after the Merger 2 Effective Time, and such directors shall serve in accordance with the By-laws of Surviving Corporation 2 until their respective successors are duly elected or appointed and qualified. The directors of Surviving Corporation 2 in office immediately prior to the Merger 3 Effective Time shall be the directors of Surviving Corporation 3 after the Merger 3 Effective Time, and such directors shall serve in accordance with the By-laws of Surviving Corporation 3 until their respective successors are duly elected or appointed and qualified.

         (d) OFFICERS. The officers of EDI-Sub in office immediately prior to the Merger 1 Effective Time shall be the officers of Surviving Corporation 1 after the Merger 1 Effective Time, and such officers shall serve in accordance with the By-laws of Surviving Corporation 1 until their respective successors are duly elected or appointed and qualified. The officers of Parent in office immediately prior to the Merger 2 Effective Time shall be the officers of Surviving Corporation 2 after the Merger 2 Effective Time, and such officers shall serve in accordance with the By-laws of Surviving Corporation 2 until their respective successors are duly elected or appointed and qualified. The officers of Surviving Corporation 2 in office immediately prior to the Merger 3 Effective Time shall be the officers of Surviving Corporation 3 after the Merger 3 Effective Time, and such officers shall serve in accordance with the By-laws of Surviving Corporation 3 until their respective successors are duly elected or appointed and qualified.

SECTION 4.  CONVERSION OF SHARES; CLOSING.

         (a)  CONVERSION OF SELLERS' CAPITAL STOCK

              (i) CONVERSION OF EDISTO SHARES IN MERGER 1. At the Merger 1 Effective Time, by virtue of Merger 1 and without any action on the part of any holder of any capital stock of Parent or Edisto:

                   (A) each share of Edisto Common Stock shall, subject to Sections 4(c) and 4(d), be converted into the right to receive the following (hereinafter referred to as the "MERGER 1 CONSIDERATION"), without interest: (x) a fractional interest in a share of Parent Common Stock equal to $5.064 divided by the Weighted Average Trading Price (the "MERGER 1 EXCHANGE RATIO"); provided, however, (i) if such Weighted Average Trading Price exceeds $34.96, then the Merger 1 Exchange Ratio shall be equal to $5.064 divided by $34.96 and (ii) if such Weighted Average Trading Price is less then $28.96, then the Merger 1 Exchange Ratio shall be equal to $5.064 divided by $28.96, and (y) $4.886 cash (the "MERGER 1 CASH CONSIDERATION"); and

                   (B) each share of capital stock of Edisto, if any, owned by Parent or any Subsidiary of Parent or held in treasury by Edisto or any Subsidiary of Edisto immediately prior to the Merger 1 Effective Time shall be canceled and no consideration shall be paid in exchange therefor and shall cease to exist from and after the Merger 1 Effective Time.

              (ii)      CONVERSION OF CONVEST SHARES IN MERGER 3. At the
    Merger 3 Effective Time, by virtue of Merger 3 and without any action on the part of any holder of any capital stock of Parent or Convest:

                   (A) each share of Convest Common Stock shall, subject to Sections 4(c) and 4(d), be converted into the right (hereinafter referred to as the "MERGER 3 CONSIDERATION") to receive, without interest, a fractional interest in a share of Parent Common Stock equal to $8.88 divided by the Weighted Average Trading Price (the "MERGER 3 EXCHANGE RATIO"); provided, however, (i) if such Weighted Average Trading Price exceeds $34.96, then the Merger 3 Exchange Ratio shall be equal to $8.88 divided by $34.96 and (ii) if such Weighted Average Trading Price is less then $28.96, then the Merger 3 Exchange Ratio shall be equal to $8.88 divided by $28.96; and

                   (B) each share of capital stock of Convest, if any, owned by Surviving Corporation 2 or any Subsidiary of Surviving Corporation 2 or held in treasury by Convest or any Subsidiary of Convest immediately prior to the Merger 3 Effective Time shall be canceled and no consideration shall be paid in exchange therefor and shall cease to exist from and after the Merger 3 Effective Time.

              (iii) The "WEIGHTED AVERAGE TRADING PRICE" of Parent Common Stock shall be calculated by (a) making the following calculation for each of the ten trading days ending on the day that is two trading days prior to the Closing Date; (i) grouping together all shares of Parent Common Stock traded on such day at the same trading price, (ii) multiplying the aggregate number of shares in each price group by the trading price for such group to calculate a product (the total sold shares value) for each group, (iii) adding all of such products from each group and (iv) dividing the resulting total by the aggregate number of shares traded on such trading day, and (b) calculating the arithmetic mean of the resulting ten amounts.

         (b)  OTHER CONVERSIONS.

              (i) At the Merger 1 Effective Time, by virtue of Merger 1 and without any action on the part of Parent as the sole stockholder of EDI-Sub, each issued and outstanding share of EDI-Sub Common Stock shall be converted into one share of common stock, par value $.01 per share, of Surviving Corporation 1.

              (ii) At the Merger 2 Effective Time, by virtue of Merger 2 and without any action on the part of Parent as the sole stockholder of Surviving Corporation 1, each issued and outstanding share of the common stock of Surviving Corporation 1 shall be retired and canceled.

              (iii) Each share of Parent Common Stock issued and outstanding immediately prior to Merger 2 shall, upon consummation of Merger 2, be converted into one share of common stock of Surviving Corporation 2 ("SURVIVING CORPORATION 2 COMMON STOCK"). Each share of Surviving Corporation 2 Common Stock issued and outstanding immediately prior to Merger 3 shall, upon consummation of Merger 3, be converted into one share of common stock of Surviving Corporation 3 ("SURVIVING CORPORATION 3 COMMON STOCK"). As used herein, the term "PARENT COMMON STOCK" refers (A) prior to Merger 2, to the common stock, par value $0.01 per share, of Parent, (B) following Merger 2, to Surviving Corporation 2 Common Stock, and (C) following Merger 3, to Surviving Corporation 3 Common Stock.

         (c)  SELLERS OPTIONS.

              (i) EDISTO OPTIONS. Each outstanding stock option or warrant granted to employees and directors of Edisto and its Subsidiaries or to any other Persons with respect to Edisto Common Stock (an "EDISTO OPTION") shall be either (A) redeemed by Edisto or (B) exercised or canceled in accordance with its terms, in each case, prior to Merger 1. If any Edisto Option is redeemed pursuant to this provision, such redemption shall be at a price no greater than the amount (if any) by which $9.95 exceeds the exercise price of such Edisto Option (unless otherwise consented to by Parent). The total amount that may be expended to effect any such redemptions may not exceed $1,500,000.

              (ii) CONVEST OPTIONS. Each outstanding stock option or warrant granted to employees and directors of Convest and its Subsidiaries or to any other Persons with respect to Convest Common Stock (a "CONVEST OPTION") shall be either (A) redeemed by Convest or (B) exercised or canceled in accordance with its terms, in each case, prior to Merger 1. If any Convest Option is redeemed pursuant to this provision, such redemption shall be at a price no greater than the amount (if any) by which $8.88 exceeds the exercise price of such Convest Option. The total amount that may be expended to effect any such redemptions may not exceed $2,300,000.

         (d)  EXCHANGES.

              (i) From and after the Merger 1 Effective Time, each holder of an outstanding certificate which immediately prior to the Merger 1 Effective Time represented shares of Edisto Common Stock (an "EDISTO CERTIFICATE") shall be entitled to receive in exchange therfor, upon surrender thereof to the Exchange Agent, a certificate or certificates representing the number of whole shares of Parent Common Stock to which such holder is entitled pursuant to Section 4(a)(i)(A) and the amount of Merger 1 Cash Consideration to which such holder is entitled. From and after the Merger 3 Effective Time, each holder of an outstanding certificate which immediately prior to the Merger 3 Effective Time represented shares of Convest Common Stock (a "CONVEST CERTIFICATE") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, a certificate or certificates representing the number of whole shares of Parent Common Stock to which such holder is entitled pursuant to Section 4(a)(ii)(A). Notwithstanding any other provision of this Agreement, (A) until holders or transferees of Edisto Certificates or Convest Certificates have surrendered them for exchange as provided herein, no dividends shall be paid with respect to any shares represented by such certificates and no payment for fractional shares shall be made and (B) without regard to when such Edisto Certificates or Convest Certificates are surrendered for exchange as provided herein, no interest shall be paid on any dividends or any payment for fractional shares. Upon surrender of an Edisto Certificate or a Convest Certificate, respectively, there shall be paid to the holder of such certificate the amount of any dividends which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock represented by the certificate or certificates issued upon such surrender.

              (ii) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Edisto Certificate or Convest Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any applicable transfer or other taxes required by reason of such issuance.

              (iii) Promptly after the Merger 3 Effective Time, Parent shall make available to the Exchange Agent (A) the certificates representing shares of Parent Common Stock required to effect the exchanges referred to in paragraphs (d)(i) and (ii) above and (B) funds sufficient for the payment of the aggregate Merger 1 Cash Consideration required to effect the exchange referred to in paragraph (i) above and for payment of any fractional shares referred to in Section 4(e) (the "EXCHANGE FUND"), it being understood that any and all interest earned on funds made available to the Exchange Agent pursuant to this Agreement shall be for the account of, and shall remain the property of, Parent.

              (iv) (A) Promptly after the Merger 3 Effective Time, but in no event later than ten business days, the Exchange Agent shall mail to each holder of record of an Edisto Certificate (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Edisto Certificates shall pass, only upon actual delivery of the

       Edisto Certificates to the Exchange Agent) and (y) instructions for use in effecting the surrender of the Edisto Certificates in exchange for certificates representing shares of Parent Common Stock and Merger 1 Cash Consideration. Upon surrender of Edisto Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Edisto Certificates shall be entitled to receive in exchange therefor (1) a certificate representing that number of whole shares, if any, of Parent Common Stock into which the shares of Edisto Common Stock theretofore represented by the Edisto Certificates so surrendered shall have been converted pursuant to the provisions of Section 4(a)(i)(A)(x), and
       (2) the amount of Merger 1 Cash Consideration into which the number of shares of Edisto Common Stock previously represented by such Edisto Certificates so surrendered shall have been converted pursuant to the provisions of Section 4(a)(i)(A)(y), and the Edisto Certificates so surrendered shall have been canceled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Edisto Common Stock for any shares of Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                 (B) Promptly after the Merger 3 Effective Time, but in no event later than ten business days, the Exchange Agent shall mail to each holder of record of a Convest Certificate (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Convest Certificates shall pass, only upon actual delivery of the Convest Certificates to the Exchange Agent) and (y) instructions for use in effecting the surrender of the Convest Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Convest Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Convest Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares, if any, of Parent Common Stock into which the shares of Convest Common Stock theretofore represented by the Convest Certificates so surrendered shall have been converted pursuant to the provisions of Section 4(a)(ii)(A), and the Convest Certificates so surrendered shall be cancelled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Convest Common Stock for any shares of Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

              (v) Promptly following the date which is one year after the Closing Date, the Exchange Agent shall deliver to Parent all cash (including any remaining balance in the Exchange Fund), certificates (including any Parent Common Stock) and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of an Edisto Certificate or a Convest Certificate may surrender such certificate to Parent and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Parent Common Stock and Merger 1 Cash Consideration (if applicable), without any interest thereon. If outstanding Edisto Certificates or Convest Certificates are not surrendered prior to six years after the Merger 3 Effective Time (or, in any particular case, prior to such earlier date on which any Merger 1 Consideration issuable in respect of such Edisto

    Certificates or Merger 3 Consideration issued in respect of such Convest Certificates or the dividends and other distributions, if any, described below would otherwise escheat to or become the property of any governmental unit or agency), the Merger 1 Consideration issuable in respect of such Edisto Certificates or Merger 3 Consideration issuable in respect of such Convest Certificates, and the amount of dividends and other distributions, if any, which have become payable and which thereafter become payable thereon as provided herein shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, neither the Exchange Agent or the Parties shall be liable to a holder of shares of Edisto Common Stock or Convest Common Stock for any shares of Parent Common Stock or Merger 1 Cash Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

              (vi) In the event any Edisto Certificate or Convest Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Edisto Certificate or Convest Certificate to be lost, stolen or destroyed and, subject to the following sentence, Surviving Corporation 3 shall issue in exchange for such lost, stolen or destroyed Edisto Certificate or Convest Certificate the Merger 1 Consideration or Merger 3 Consideration, respectively, deliverable in respect thereof determined in accordance with this Section 4. Surviving Corporation 3 may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to give such corporation such indemnity, bond or insurance as it may reasonably direct as protection against any claim that may be made against such corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         (e) NO FRACTIONAL SECURITIES. Notwithstanding any other provision of this Agreement no certificates or scrip for fractional shares of Parent Common Stock shall be issued in the Mergers and no Parent Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional share, each holder of shares of Edisto Common Stock or Convest Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock upon surrender of Edisto Certificates or Convest Certificates for exchange pursuant to this Section 4 shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the Weighted Average Trading Price, the Maximum Price or the Minimum Price, depending on which of the foregoing prices is used for the ratio calculations pursuant to Section 4(a).

         (f) CLOSING. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place at a location mutually agreeable to Parent, Edisto and Convest as promptly as practicable following the date on which the last of the conditions set forth in Section 9 is fulfilled or waived, or at such other time and place as Parent, Edisto and Convest shall agree. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE."

         (g)  CLOSING OF TRANSFER BOOKS.

              (i) EDISTO. At and after the Merger 1 Effective Time, holders of Edisto Certificates shall cease to have any rights as stockholders of Edisto, except for the right to receive shares of Parent Common Stock and Merger 1 Cash Consideration pursuant to Section 4(a)(i) and the right to receive cash for payment of fractional shares pursuant to Section 4(e). At the Merger 1 Effective Time, the stock transfer books of Edisto shall be closed and no transfer of shares of Edisto

    Common Stock which were outstanding immediately prior to the Merger 1 Effective Time shall thereafter be made. If, after the Merger 1 Effective Time, subject to the terms and conditions of this Agreement, Edisto Certificates formerly representing shares of Edisto Common Stock are presented to Parent, they shall be canceled and exchanged for shares of Parent Common Stock in accordance with this Section 4.

              (ii) CONVEST. At and after the Merger 3 Effective Time, holders of Convest Certificates shall cease to have any rights as stockholders of Convest, except for the right to receive shares of Parent Common Stock pursuant to Section 4(a)(ii) and the right to receive cash for payment of fractional shares pursuant to Section 4(e). At the Merger 3 Effective Time, the stock transfer books of Convest shall be closed and no transfer of shares of Convest Common Stock which were outstanding immediately prior to the Merger 2 Effective Time shall thereafter be made. If, after the Merger 3 Effective Time, subject to the terms and conditions of this Agreement, Convest Certificates formerly representing shares of Convest Common Stock are presented to Parent, they shall be canceled and exchanged for shares of Parent Common Stock in accordance with this Section 4.

         (h) APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, in the event that appraisal rights are available in connection with Merger 1 pursuant to Section 262 of the DGCL, shares of Edisto Common Stock that are issued and outstanding immediately prior to the Merger 1 Effective Time and that are held by Edisto Stockholders who did not vote in favor of Merger 1 and who comply with all of the relevant provisions of
Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into and to have become exchangeable for the right to receive the Merger 1 Consideration, unless and until such Edisto Stockholders shall have failed to perfect or shall have effectively withdrawn or lost such right, and such Edisto Stockholders' shares of Edisto Common Stock shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive, as of the Merger 1 Effective Time, the Merger 1 Consideration without any interest thereon. Edisto shall give Parent (i) prompt notice of any written demands for appraisal of shares of Edisto Common Stock received by Edisto and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands. Edisto shall not, without the prior consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

         Except for those matters included in the Sellers Disclosure Schedule, which inclusion will not be deemed an admission by Sellers that any such matter is material or has or would have a Material Adverse Effect or represents a Material Adverse Change, each Seller represents and warrants to the Purchaser as follows:

         (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of the Sellers and their respective Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Set forth on the Sellers Disclosure Schedule is a list of all Subsidiaries of each Seller, and a list of those jurisdictions where each of the Sellers and their respective Subsidiaries are qualified to conduct business. Each of the Sellers and its respective Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except for failures that would not have a Material Adverse Effect. The Sellers

Disclosure Schedule correctly sets forth the name of each Subsidiary of each Seller, the jurisdiction of its incorporation and the Persons owning its outstanding capital stock.

         (b) CAPITALIZATION.

              (i) (x)The entire authorized capital stock of Edisto consisted of 50,000,000 shares of Edisto Common Stock and 10,000,000 shares of preferred stock, of which 14,138,274 shares (excluding treasury shares) of Edisto Common Stock and no shares of preferred stock were issued and outstanding as of June 16, 1997, and (y) the entire authorized capital stock of Convest consisted of 20,000,000 shares of Convest Common Stock and 5,000,000 shares of preferred stock, of which 10,544,411 shares (excluding treasury shares) of Convest Common Stock and no shares of preferred stock were issued and outstanding as of June 16, 1997. Edisto is the beneficial owner of 7,598,771 shares of Convest Common Stock (the "Shares"), free and clear of any liens, claims, options, charges or other encumbrances.

              (ii) Except for employee and director stock options disclosed on Sellers Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require either Seller to issue, sell, or otherwise cause to become outstanding of its capital stock or any other securities convertible into or evidencing the right to subscribe for any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to either Seller. At and as of the Closing, neither Seller will be a party to any agreement relating to the registration under the Securities Act of shares of capital stock of such Seller or any successor entity. The Sellers Disclosure Schedule shall indicate, by holder, the shares of capital stock of each Seller subject to any options, warrants or similar rights, and the exercise price, expiration date and vesting period thereof.

         (c)  AUTHORIZATION OF TRANSACTION.

              (i) Each Seller has corporate power and authority to execute and deliver this Agreement, and, subject to the Requisite Stockholder Approvals, to consummate the transactions contemplated hereby. The Board of Directors of Edisto, has approved this Agreement and Merger 1 in accordance with the applicable provisions of the DGCL and (A) recommended approval of this Agreement and Merger 1 by the Edisto Stockholders, and (B) duly and validly authorized the execution and delivery of this Agreement by Edisto and the consummation by Edisto of the transactions contemplated hereby. The Board of Directors of Convest has approved this Agreement and Merger 3 in accordance with the applicable provisions of the TBCA and (A) recommended approval of this Agreement and Merger 3 by the Convest Stockholders and (B) duly and validly authorized the execution and delivery of this Agreement by Convest and the consummation by Convest of the transactions contemplated hereby. Except for the Requisite Stockholder Approvals, no other corporate proceedings on the part of either Seller are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered on behalf of each Seller and, subject to the Requisite Stockholder
    Approvals, constitutes the valid and legally binding obligation of each Seller, enforceable against each Seller in accordance with its terms and conditions, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

              (ii) The only votes of Edisto Stockholders required to adopt the Agreement and approve Merger 1 are the affirmative vote of the holders of a majority of Edisto Common Stock pursuant to Section 216 of the DGCL, Edisto's Restated Certificate of Incorporation, as amended, and Section 5 of Edisto's By-laws, represented in person or by proxy, at a stockholder meeting called by Edisto for the purpose of considering and voting upon the Agreement and Merger 1 or by written consent in lieu of a meeting pursuant to Section 228 of the DGCL and in accordance with Edisto's Restated Certificate of Incorporation, as amended; the only votes of Convest Stockholders required to adopt the Agreement and approve Merger 3 are the affirmative vote of the holders of two-thirds of the outstanding shares of Convest Common Stock pursuant to Article XII.A. of Convest's Articles of Incorporation and Article 5.03 of the TBCA, represented in person or by proxy, at a stockholder meeting called by Convest for the purpose of considering and voting upon the Agreement and Merger 3 or by written consent in lieu of a meeting pursuant to
    Article XII.B. of Convest's Articles of Incorporation and Article 9.10.A. of the TBCA (collectively, the "REQUISITE STOCKHOLDER APPROVALS"). The Convest Stockholders will not have any appraisal or dissenter's rights under the TBCA as a result of the transactions contemplated by this Agreement.

         (d) NON-CONTRAVENTION. The execution and delivery of this Agreement by each Seller do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge, encumbrance or preferential right to purchase upon any of the properties or assets of either Seller or any of its respective Subsidiaries under any of the terms, conditions or provisions of
(i) the respective charters or by-laws of either Seller or any of its respective Subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ. permit or license of any court or governmental authority applicable to either Seller or any of its respective Subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which either Seller or any of its respective Subsidiaries is now a party or by which either Seller or any of its respective Subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by the Sellers of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens or preferential right to purchase under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Merger
1 Effective Time) the Requisite Stockholder Approvals and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Merger 1 Effective Time) consents required from commercial lenders, lessors or other third parties as specified on the Sellers Disclosure Schedule. Excluded from the foregoing sentences of this paragraph (d), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph
(d), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Material Adverse Effect.

         (e) APPROVALS. Except for (i) the filing of the Joint Proxy Statement/Prospectus with the SEC pursuant to the Exchange Act and the Securities Act, and the declaration of the effectiveness thereof by the SEC and any filings with various state blue sky authorities and, (ii) the making of the Merger Filings with the Secretaries of State of the States of Delaware and Texas in connection with the Mergers (the filings and approvals referred to in clauses (i) and (ii) are collectively referred to as the "SELLERS REQUIRED STATUTORY APPROVALS"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by either Seller or the consummation by either Seller of the transactions contemplated hereby, including pursuant to the HSR Act, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case my be, would not, in the aggregate, have a Material Adverse Effect.

         (f) REPORTS AND FINANCIAL STATEMENTS. Each Seller has filed with the SEC all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Each Seller has previously delivered to Parent copies (including all exhibits, post-effective amendments and supplements thereto) of its (a) Annual Reports on Form 10-K for the fiscal year ended December 31, 1996 and for the two immediately preceding fiscal years, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lien of a stockholders' meeting from January 1, 1994, until the date hereof, and (c) all other reports and registration statements filed by each Seller with the SEC since January 1, 1994 (the documents referred to in clauses (a), (b) and (c) filed prior to the date hereof are collectively referred to as the "SELLERS SEC REPORTS"). The Sellers SEC Reports are identified on the Sellers Disclosure Schedule. As of their respective dates, the Sellers SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of each Seller included in such reports (collectively, the "SELLERS FINANCIAL STATEMENTS") have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of each Seller and their respective Subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

         (g) ABSENCE OF CERTAIN UNDISCLOSED LIABILITIES. Except as disclosed in the Sellers SEC Reports or the Sellers Disclosure Schedule, neither Seller nor any of their respective Subsidiaries had at December 31, 1996, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies which; (i) are accrued or reserved against in the Sellers Financial Statements or reflected in the notes thereto, (ii) would not, in the aggregate, have a Material Adverse Effect, (iii) have been discharged or paid in full prior to the date hereof, or (iv) are of a nature not required to be reflected in the consolidated financial statements of either Seller and their respective Subsidiaries prepared in accordance with GAAP consistently applied and which were incurred in the Ordinary Course of Business.

         (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the most recent Sellers SEC Report for each Seller that contains consolidated financial statements of such Seller, there has not bee any Material Adverse Change.

         (i) LITIGATION. Except as disclosed in the Sellers SEC Reports or in the Sellers Disclosure Schedule, there are not claims, suits, actions or proceedings pending or, to the knowledge of either Seller, threatened against, relating to or affecting either Seller or any of its respective Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain or enjoin the consummation of any of the Mergers or which if decided adversely to either Seller or its respective Subsidiary could, either alone or in the aggregate with all such claims, actions or proceedings, have a Material Adverse Effect. Except as set forth in the Sellers SEC Reports, neither Seller nor any of its Subsidiaries is subject to any judgement, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or which if decided adversely to either Seller or its respective Subsidiary could, either individually or in the aggregate, have a Material Adverse Effect.

         (j) REGISTRATION STATEMENT AND INFORMATION STATEMENT. None of the information to be supplied by either Seller or its Subsidiaries for inclusion in (a) the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by Parent in connection with the Mergers for the purpose of registering the shares of Parent Common Stock to be issued in the Mergers (the "REGISTRATION STATEMENT") or (b) the proxy statements to be distributed in connection with the approval of this Agreement and the transactions contemplated hereby by the stockholders of the respective Sellers (the "PROXY STATEMENTS" and, together with the prospectus included in the Registration Statement, the "JOINT PROXY STATEMENTS/PROSPECTUS") will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of any action by the stockholders of the respective Sellers in connection with the transactions contemplated by this Agreement, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such action by the stockholders of the respective Sellers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statements/Prospectus will, as of its mailing date, comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by either Seller with respect to information supplied by any Purchaser for inclusion therein.

         (k) NO VIOLATION OF LAW. Except as disclosed in the Sellers SEC Reports or in the Sellers Disclosure Schedule, neither Seller nor any of its respective Subsidiaries is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not have a Material Adverse Effect. Except as disclosed in the Sellers SEC Reports or in the Sellers Disclosure Schedule, as of the date of this Agreement, to the knowledge of either Seller, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, either individually or in the aggregate, will not have a Material Adverse Effect. Each Seller and its respective Subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its businesses as presently conducted (collectively, the "SELLERS PERMITS"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Material Adverse Effect. Each Seller and its respective Subsidiaries is not in violation of the terms of any Sellers Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Material Adverse Effect.

         (l) COMPLIANCE WITH AGREEMENTS. Except as disclosed in the Sellers SEC Reports, neither Seller nor any of its respective Subsidiaries is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under (i) the respective charter, by-laws or other similar organizational instruments of either Seller or any of its Subsidiaries or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which either Seller or any of its Subsidiaries is a party or by which any of them is bound or to which any of their property is subject, other than, in the case of clause (ii) of this paragraph (l), breaches, violations and defaults which would not have, either individually or in the aggregate, a Material Adverse Effect.

        (m)  TAXES.

             (i) Each Seller and its respective Subsidiaries have (A) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them for all periods ending on or prior to the Merger 1 Effective Time, other that those Tax Returns the failure of which to file would not, either individually or in the aggregate, have a Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects and (B) duly paid in full or made adequate provision for the payment of all Taxes for all past and current periods, except for those Taxes, the failure to have paid would not, either individually or in the aggregate, have a material Adverse Effect. The liabilities and reserves for Taxes reflected in each Seller's balance sheet included in such Seller's latest Sellers SEC Reports are adequate to cover all Taxes for all periods ending at or prior to the date of such balance sheet and there is no liability for Taxes for any period beginning after such date other than Taxes arising in the Ordinary Course of Business. There are no material liens for Taxes upon any property or assets of either Seller or any Subsidiary thereof, except for liens for Taxes not yet due. Except as set forth on the Sellers Disclosure Schedule, neither Seller nor its respective Subsidiaries has received notice of an audit from any taxation authority. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental authority with respect to Taxes of either Seller or any of its Subsidiaries which, if decided adversely, singly or in the aggregate, would have a Material Adverse Effect. Neither Seller nor its respective Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a tax assessment or deficiency other than waivers and extensions which are no longer in effect. Neither Seller nor any of its respective Subsidiaries is a party to any agreement providing for the allocation of sharing of Taxes with any entity that is not, directly or indirectly, a wholly owned corporate Subsidiary of such Seller other than agreements the consequences of which are fully and adequately reserved for in the Sellers Financial Statements. Neither Seller nor any of its respective corporate Subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

             (ii) For purposes of this Agreement, the term "TAXES" shall mean all taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines, or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

              (iii) For purposes of this Agreement, the term "TAX RETURN" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

         (n)  EMPLOYEE BENEFIT PLANS; ERISA

              (i) Except as disclosed in the Sellers SEC Reports or Sellers Disclosure Schedule, at the date hereof, Sellers and their Subsidiaries do not maintain or contribute to or have any obligation or liability to or with respect to any material employee benefit plans, including employee benefit plans within the meaning set forth in Section 3(3) of ERISA, programs, arrangements, practices or other similar material arrangements for the provision of benefits (such plans, programs, arrangements or practices of Sellers and their Subsidiaries being referred to as the "SELLERS PLANS"), but excluding any "MULTIEMPLOYER PLAN" within the meaning of Section 3(37) of ERISA or a "MULTIPLE EMPLOYER PLAN" within the meaning of Section 413(c) of the Code. The Sellers Disclosure Schedule lists all Multiemployer Plans to which any of them makes contributions or has any obligation or liability to make contributions. Neither Seller nor any of its respective Subsidiaries maintains or has any liability with respect to any Multiple Employer Plan, which, individually or in the aggregate, could have a Material Adverse Effect. Neither Seller nor any of its respective Subsidiaries has any obligation to create or contribute to any additional such plan, program, arrangement or practice or to amend any such plan, program, arrangement or practice so as to increase benefits or contributions thereunder, except as required under the terms of the Sellers Plans or to comply with applicable law.

              (ii) Except as disclosed in the Sellers SEC Reports or Sellers Disclosure Schedule, (A) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Sellers Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, could have a Material Adverse Effect, (B) except for premiums due, there is no outstanding material liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Sellers Plans, (C) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Sellers Plans subject to Title IV or ERISA other than in a "STANDARD TERMINATION" described in Section 4041(b) of ERISA, (D) none of the Sellers Plans has incurred any "ACCUMULATED FUNDING DEFICIENCY" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Sellers Plans ended prior to the date of this Agreement, (E) the current present value of all projected benefit obligations under each of the Sellers Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Sellers SEC Reports as of March 31, 1997, based upon reasonable acruarial assumptions currently utilized for such Sellers Plan, (F) each of the Sellers Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (G) each of the Sellers Plans which is intended to be "QUALIFIED" within the meaning of

    Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "QUALIFIED" status of such Sellers Plans, and the period for making any such necessary retroactive amendments has not expired, (H) with respect to Multiemployer Plans, neither Seller nor any of its respective Subsidiaries has made or suffered a "COMPLETE WITHDRAWAL" or a "PARTIAL WITHDRAWAL," as such terms are respectively defined in Sections 4203, 4204 and 4205 of ERISA and, to the best knowledge of each Seller and its respective Subsidiaries, no event has occurred or is expected to occur which presents a material risk of a complete or partial withdrawal under said Sections 4203, 4204 and 4205, (I) to the best knowledge of each Seller and its respective Subsidiaries, there are no material pending, threatened or anticipated claims involving any of the Sellers Plans other that claims for benefits in the ordinary course, (J) each Seller and its respective Subsidiaries have no current material liability under Title IV of ERISA, and each Seller and its respective Subsidiaries do not reasonably anticipate that any such liability will be asserted against either Seller or any of its Subsidiaries, and (K) no act, omission or transaction (individually or in the aggregate) has occurred with respect to any Sellers Plan that has resulted or could result in any material liability (direct or indirect) of either Seller or any respective Subsidiary under Sections 409 or 502(c)(i) or ERISA or Chapter 43 of Subtitle (A) of the Code. None of the Sellers Plans has an "ACCUMULATED FUNDING DEFICIENCY" (as defined in Section 302 of ERISA and Section 412 of the Code) or is required to provide security to a Sellers Plan pursuant to Section 401(a)(29) of the Code. Each Sellers Plan can be unilaterally terminated by a Seller or a Subsidiary at any time without material liability, other than for amounts previously reflected in the financial statements (or notes thereto) included in the Sellers SEC Reports.

             (iii) The Sellers SEC Reports or the Sellers Disclosure Schedule contain a true and complete summary or list of or otherwise describe all material employment contracts and other employee benefit arrangements with "CHANGE OF CONTROL" or similar provisions and all severance agreements with executive officers (including, in each case, the amount of any payments which may be due as a result of the transactions contemplated by this Agreement). Section 5(n)(iii) of the Sellers Disclosure Schedule sets forth in reasonable detail all severance pay, vacation pay, stay bonuses or other payments arising out of or otherwise relating or due to the termination or resignation of any officers, directors or employees of either Seller or their Subsidiaries or otherwise arising out of or relating or due to the transactions contemplated by this Agreement. Any payments described in the foregoing sentence have been approved by all necessary corporate action by the Board of Directors of each Seller.

              (iv) Except as set forth in the Sellers Disclosure Schedule, there are no agreements which will or may provide payments to any officer, employee, stockholder, or highly compensated individual which will be "PARACHUTE PAYMENTS" under Code Section 280G that are nondeductible to the Sellers or subject to tax under Code Section 4999 for which a Seller or any ERISA Affiliate would have withholding liability.

         (o) LABOR CONTROVERSIES. Except as disclosed in the Sellers SEC Reports, (i) there are no significant controversies pending or, to the knowledge of either Seller, threatened between either Seller or its Subsidiaries and any representatives of any of their employees and (ii) to the knowledge of either Seller, there are no material organizational efforts presently being made involving any of the presently unorganized employees of either Seller and its Subsidiaries except for such controversies and organizational efforts which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (p)  ENVIRONMENTAL MATTERS

              (i) Except as disclosed in the Sellers SEC Reports or the Sellers Disclosure Schedule, (A) each Seller and its respective Subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (B) none of the properties owned by either Seller or any of its respective Subsidiaries contain any Hazardous Substance as a result of any activity of either Seller or any of its respective Subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws,
    (C) neither Seller nor any of its respective Subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that either Seller or any of its respective Subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (D) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against either Seller or any of its respective Subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (E) no reports have been filed, or are required to be filed, by either Seller or any of its respective Subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (F) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by either Seller or any of its respective Subsidiaries as a result of any activity of either Seller or any of its respective Subsidiaries during the time such properties were owned, leased or operated by either Seller or any of its respective Subsidiaries, (G) there have been no environmental investigations, studies, audits, tests, reviews by or which are in the possession of either Seller or its respective Subsidiaries relating to the activities of a Seller or its respective Subsidiaries which have not been delivered to Parent prior to the date hereof, (H) there are no underground storage tanks on, in or under any properties owned by either Seller or any of its respective Subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by either Seller or any of its respective Subsidiaries, (I) there is no asbestos or asbestos containing material present in any of the properties owned by either Seller and its respective Subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by such Seller or any of its respective Subsidiaries, and (J) neither Seller, its respective Subsidiaries nor any of their respective properties are subject to any liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (A) through (J) that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

              (ii) As used herein, "ENVIRONMENTAL LAW" means any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term "ENVIRONMENTAL LAW" includes, without limitation, (A) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery
    Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (B) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

              (iii) As used herein, "HAZARDOUS SUBSTANCE" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

         (q) NON-COMPETITION AGREEMENTS. Except as disclosed in the Sellers Disclosure Schedule, neither Seller nor any respective Subsidiary thereof is a party to any agreement which purports to restrict or prohibit in any material respect any of them from, directly or indirectly, engaging in any material business currently engaged in by either Seller or Parent, or any corporations affiliated with either of them. None of the Sellers' officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with a Seller, restricts in any material respect either Seller or any respective Subsidiary thereof from, directly or indirectly, engaging in any of the businesses described above.

         (r)  RESERVE REPORT AND EXPLORATION PROJECT INFORMATION.

              (i) The Sellers have made available to the Purchasers certain reports dated February 25, 1997 prepared by the independent petroleum engineering firm of Ryder Scott Company (with respect to offshore properties of Convest as of December 31, 1996) and dated
    February 24, 1997 by the independent petroleum engineering firm of Netherland Sewell & Associates, Inc. (with respect to onshore properties of Convest as of January 1, 1997), true and correct copies of which have been previously provided to the Parent (together, the "SELLERS RESERVE REPORTS"). The Sellers Reserve Reports are the latest reserve reports available to the Sellers relating to their and their Subsidiaries' reserves of oil and gas. The oil and gas properties evaluated in the Sellers Reserve Reports are referred to herein as the "SELLERS EVALUATED PROPERTIES." The Sellers have provided no false or misleading information to and have not withheld any material information from Ryder Scott Company or Netherland Sewell and Associates, with respect to the preparation of the Sellers Reserve Reports.

              (ii) Except as set forth on Sellers Disclosure Schedule, the Sellers are not aware of any facts or circumstances that should reasonably cause the Sellers to conclude that any of the information that was supplied by the Sellers to Ryder Scott Company or Netherland Sewell and Associates, in connection with their preparation of the Sellers Reserve Reports is not currently correct in all material respects
    (other than normal depletion by production in the ordinary course), and to the Sellers' knowledge that information utilized in preparing the Sellers Reserve Reports is correct in all material respects.

             (iii) The Sellers have made available to Parent certain information (the "SELLERS PROJECT INFORMATION") with respect to exploration projects in which the Sellers are currently engaged (the "SELLERS PROJECTS"), which information and Sellers Projects are set forth on the Sellers Disclosure Schedule. The Sellers Project Information provided by the Sellers does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

         (s)  TITLE.

              (i) The leasehold, royalty, mineral and similar interests owned by each Seller and their respective Subsidiaries entitle it to receive not less than the interest set forth in the Sellers Reserve Reports as the Net Revenue Interest from all oil and gas and associated minerals produced, saved and marketed in respect of each Sellers Evaluated Property listed in the Sellers Reserve Reports, and obligate it to bear costs and expenses relating to the maintenance and development of, and the operations with respect to, each such Sellers Evaluated Property in an amount not greater than the Working Interest set forth in the Sellers Reserve Reports (unless there is a corresponding increase in the Net Revenue Interest), except for such deficiencies which, individually or in the aggregate, would not have a Material Adverse Effect. Except as noted in the Sellers Reserve Reports, the Net Revenue Interest and the Working Interest with respect to each such Sellers Evaluated Property are not subject to change or adjustment upon the occurrence of payout or any similar or other event.

              (ii) The Sellers and their Subsidiaries have, and on the Closing Date will have, good and valid title to all of their leasehold, royalty, mineral and similar interests in the Sellers Evaluated Properties, other than the properties disposed of since January 1, 1997 as disclosed on the Sellers Disclosure Schedule or since the date hereof with the written consent of the Parent, free and clear of all encumbrances and title defects except for (A) the encumbrances and title defects specifically described in the Sellers Disclosure Schedule, (B) statutory liens not yet delinquent, (C) imperfections of title, easements, liens (including operator's liens) and encumbrances, the character, amount or extent of which, individually or in the aggregate, would not have a Material Adverse Effect, (D) contracts and agreements for the sale of oil and gas entered into in the Ordinary Course of Business, (E) lessor's royalties, overriding royalties, and division orders, reversionary interests and similar burdens and all existing operating agreements and unit agreements, if the net cumulative effect of the same does not operate to reduce the Net Revenue Interests of the Sellers Evaluated Properties to less than the Net Revenue Interests set forth in the Sellers Reserve Report or increase the Working Interests of the Sellers Evaluated Properties to more than the Working Interests set forth in the Sellers Reserve Report (unless there is a corresponding increase in the Net Revenue Interests); (F) any and all federal and state regulatory orders and rules to which the Sellers Evaluated

    Properties are presently subject; (G) preferential rights to purchase and required third-party consents to assignments and similar agreements (none of which arise or are required in connection with the transactions contemplated by this Agreement); (H) liens for Taxes not due or not delinquent at the time of Closing or the validity of which are being contested in good faith by appropriate actions; (I) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil, gas and mineral leases or interests therein if the same are customarily obtained after such sale or conveyance; (J) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like; and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the Sellers Evaluated Properties; (K) liens of operators relating to obligations not yet due or not delinquent; and (L) title deficiencies commonly encountered in the oil and gas business which would not be considered material by a reasonable and prudent person engaged in the business of the ownership, development and operating of oil and gas properties with knowledge of all the facts and appreciation of their legal significance.

             (iii) Except where the failure would not have a Material Adverse Effect, (A) neither Seller nor its respective Subsidiaries are dependent with respect to the Sellers Evaluated Properties on the right to use the properties of others, except under valid and enforceable leases, contracts, pooling or unitization agreements, rights or other arrangements, (B) the Sellers and their respective Subsidiaries own, or have the right to use under valid and enforceable leases, contracts, rights or other arrangements, all gas processing facilities necessary for the current operations of the Sellers and their respective Subsidiaries,
    (C) all buildings, machinery and equipment currently used in the operations related to the Sellers Evaluated Properties are adequate for their normal operation consistent with industry practice, are in good working order and conform with all applicable Environmental Laws and
    (D) there is no pending or threatened condemnation or expropriation of any part of the Sellers Evaluated Properties.

             (iv) Except where the failure would not have a Material Adverse Effect, the Sellers Evaluated Properties are being developed, operated and maintained in compliance in all material respects with all leases, contracts and commitments to which either Seller or any respective Subsidiary is a party or by which either Seller or any respective Subsidiary or any of the Sellers Evaluated Properties is bound.

             (v) The Sellers and the Subsidiaries have good and valid title to all the properties and assets of every kind, character and description (real, personal or mixed, tangible and intangible), including, without limitation, all parcels of real property, pipelines, rights-of-way and easements and other incidental rights and permits, but excluding the Sellers Evaluated Properties, reflected in the Sellers Financial Statements or which would have been reflected in the Sellers Financial Statements if acquired prior to March 31, 1997, (the "SELLERS ASSETS") free and clear of all encumbrances of any nature except for (A) the encumbrances and title defects specifically described in the Sellers Disclosure Schedule;
    (B) mortgages and encumbrances which secure indebtedness or obligations which are properly reflected in the Sellers Financial Statements;
    (C) liens for Taxes not yet payable or any Taxes being contested in good faith; (D) liens arising as a matter of law in the ordinary course of business, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (E) such imperfections of title and encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect; (F) any and all federal and state regulatory orders and rules to which the Sellers Assets are presently subject; (G) preferential rights to purchase and required third-party consents to assignments and similar agreements, none of which arise or are required in connection with the transactions contemplated by this Agreement; (H) statutory liens not yet delinquent; (I) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil, gas and mineral leases or interests therein if the same are customarily obtained after such sale or conveyance; (J) easements, rights-of-way, servitude, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like; and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the Sellers Assets;
    (K) liens of operators relating to obligations not yet due or not delinquent; and (L) title deficiencies commonly encountered in the oil and gas business which will not have a Material Adverse Effect. The Sellers and the Subsidiaries have valid leasehold interests in all leases reflected as capital leases in the Sellers Financial Statements and, to the knowledge of the Sellers, generally have the right to use all other property and assets as to which they do not have title but which are currently being used in the conduct of each Seller's business, except any rights of use the loss of which would not have a Material Adverse Effect.

         (t) INSURANCE. The Sellers Disclosure Schedule lists all material insurance policies covering the Sellers Assets, the Sellers Evaluated Properties, employees and operations of the Sellers and their respective Subsidiaries as of the date hereof (other than insurance owned or held by operators for those Sellers Assets or Sellers Evaluated Properties where a party other than a Seller or one of its Subsidiaries is the operator). Such policies are in full force and effect, there are no defaults thereunder. Except for claims previously made, to the knowledge of either Seller or its respective Subsidiaries, there is no basis for any action or claim nor any facts which would reasonably be anticipated to give rise to such action or claim. To the knowledge of either Seller or its respective Subsidiaries, there does not exist any event that, with the giving of notice or the lapse of time or both, would constitute such a default. Neither Seller nor any of its respective Subsidiaries is a co-insurer under any such policies of insurance except to the extent of the amount of the deductible, self-retention or similar amounts applicable to such policies.

         (u) ALLOWABLE PRODUCTION QUOTAS. To the knowledge of either Seller, no production from any of the Sellers Evaluated Properties prior to the date hereof was in excess of allowable production quotas allowed or permitted by any governmental body having jurisdiction thereover so as to subject any production from such Sellers Evaluated Property on or after the date hereof to restrictions or penalties except as will not have a Material Adverse Effect.

         (v) GAS PAYMENTS; BALANCING. (i) There are no material claims asserted or material disputes evidenced in writing under any contract to which either Seller or any Subsidiary thereof is a party regarding payments for natural gas not taken pursuant to any "take or pay" or similar arrangement; (ii) the Sellers and their respective Subsidiaries have not received any material quantity of natural gas or liquids to be paid for thereafter other than in the normal cycle of billing or received prepayments, advance payments or loans which will require a Seller or any of its respective Subsidiaries to perform services or deliver hydrocarbons under such contracts on or after the Closing Date without being currently paid therefor,
(iii) no sales contract obligates either Seller or any Subsidiary thereof to deliver specific minimum volumes of gas; (iv) no contract obligates either Seller or any Subsidiary thereof to sell gas at prices substantially lower than the prevailing market prices or to purchase gas at prices substantially higher than prevailing market prices; (v) the Sellers and their respective Subsidiaries have made or will, prior to the Closing Date, make all payments due to producers or others for all gas and liquids delivered into any of their respective plants for which payment for the same is due prior to the Closing Date, including, without limitation, all payments due for the purchase of gas and liquids under any contract; (vi) to the knowledge of either Seller or any of its respective Subsidiaries, all gas delivered into any of the plants has been purchased, and all residue gas from the plants has been sold, in compliance with the Natural Gas Policy Act of 1978, all orders, rules and regulations of the Federal Energy Regulatory Commission and all other applicable laws, orders, rules and regulations; (vii) to the knowledge of either Seller or any of its respective Subsidiaries, there exists no material claim or dispute with respect to the purchase, or the failure to purchase, or pay for whether or not purchased, gas under any gas purchase contracts to which either Seller or any Subsidiary thereof is a party or the applicable price to be paid for gas delivered, or residue gas or liquids or products sold from the plants; and (viii) none of the Sellers Evaluated Properties or the Sellers Assets is subject to requirements to make Bru adjustments or affect gas or liquids balancing in favor of third parties which would result in either Seller or any Subsidiary thereof being required to deliver material volumes of gas or liquids after the Closing Date or otherwise to compensate a third party for gas or liquids receipts into, or deliveries from, the plants which occurred prior to the Closing Date. The Sellers Disclosure Schedule sets forth an estimate of the amount of any net imbalances and is within ten percent (10%) of the actual amount.

          (w) NO PREPAYMENTS MADE OR REFUNDS OWED. Sellers and their respective Subsidiaries have not received any prepayment, advance payment, deposits or similar payments, and have no refund obligation, other than obligations in the aggregate of less than $250,000 incurred in the Ordinary Course of Business, with respect to any gas or products purchased, sold, gathered, processed or marketed through their plants. The Sellers and their respective Subsidiaries have not received any compensation for gathering or processing services relating to the plants which would be subject to any refund or create any repayment obligation, other than obligations of less than $250,000 incurred in the Ordinary Course of Business, either by or to the Sellers and their respective Subsidiaries, and the Sellers and their respective Subsidiaries are not aware of any basis for a claim that a refund is due.

          (x) DRILLING OBLIGATIONS. The Sellers and their respective Subsidiaries do not have any material drilling obligations or other development commitments that are not terminable at will by the Seller or the Subsidiary party thereto without penalty, other than commitments and obligations that arose in the Ordinary Course of Business where the sole consequence to the Seller or the Subsidiary party thereto for a failure to participate is to suffer a "non-consent" penalty or forfeit an interest in the undeveloped lands subject to the commitment or obligation.

          (y) DEVELOPMENT OPERATIONS. To the knowledge of either Seller or its respective Subsidiaries, there are in existence no facts or circumstances that should reasonably cause a Seller or a Subsidiary to conclude that any development operations on the Sellers Evaluated Properties that are contemplated by the Sellers Reserve Report will not be permitted under applicable laws and governmental rules and regulations or that any third party may have a reasonable basis to cause any court or governmental agency with jurisdiction over such operations to cause the suspension or termination of such operations.

          (z) REGULATORY AUTHORITY. As of the date hereof, neither Seller nor any of its respective Subsidiaries is subject to regulation as (a) a "holding company," an "affiliate" of a "holding company" or "subsidiary company" of a "holding company" or a "public utility," as each of such terms is defined in the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder, (b) a gas utility or utility under applicable state law; and (c) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (aa) FULL DISCLOSURE. To the knowledge of either Seller, the representations, warranties or other statements by the Sellers in this Agreement or in the Sellers Disclosure Schedule or Exhibits hereto or any documents distributed generally to the Edisto Stockholders or the Convest Stockholders, taken as a whole, do not contain untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. There is, to the knowledge of either
Seller, no fact pertaining particularly to Sellers Evaluated Properties or the Sellers Assets (as opposed to public information concerning general industry or economic conditions or governmental policies) which has a Material Adverse Effect on the Sellers Evaluated Properties or the Sellers Assets or the ownership, operation or maintenance of any of the Sellers Evaluated Properties or the Sellers Assets that has not been disclosed to the Purchaser.

          (bb) CERTAIN AGREEMENTS. There are no contracts, agreements, arrangements or understandings to which either Seller or any of their Subsidiaries is a party which create, govern or purport to govern the right or another party (other than Purchaser) to acquire either Seller or any of their Subsidiaries.

          (cc) SHAREHOLDERS AGREEMENT. Set forth on the form 10-K/A of each Seller, as filed with the SEC on April 30, 1997, is a list of the officers, directors and owners of 5% or more of the capital stock of the respective Sellers. Edisto has obtained from the TCW Group, Inc. and its affiliates and delivered to Parent (i) a written agreement (a "SHAREHOLDERS AGREEMENT") to the effect that such person will vote shares of Edisto Common Stock and Convest Common Stock beneficially owned by such person in favor of the Mergers and (ii) an Affiliate Agreement.

          (dd) BROKERS AND FINDERS. Except for the fees and expenses payable to Petrie Parkman and Rauscher Pierce, which fees are reflected in their agreements with Sellers (a copy of which has been delivered to the Parent), Sellers have not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of either Seller to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. Except for the fees and expenses paid or payable to Petrie Parkman and to Rauscher Pierce, there is no claim for payment by either Seller of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

          (ee) OPINION OF FINANCIAL ADVISOR. The financial advisor of Edisto, Rauscher Pierce, has rendered a written opinion to the Board of Directors of Edisto to the effect that the Merger 1 Consideration is fair from a financial point of view to the Edisto Stockholders. The financial advisor of Convest, Petrie Parkman, has rendered a written opinion to the Board of Directors of Convest to the effect that the Merger 3 Consideration is fair from a financial point of view to the Convest Stockholders.

          (ff) EDISTO CASH BALANCE. As of the date of this Agreement and as of the Closing Date, Edisto will have at least $68.0 million in cash on hand (the "EDISTO CASH BALANCE"); provided, however, that (i) the Edisto Cash Balance may be reduced by an amount not to exceed an aggregate of $1,500,000 in order to effect the redemption or cancellation of any Edisto Option prior to Merger 1 in accordance with the terms of Section 4(c)(i), and (ii) Edisto and Convest may collectively expend an amount not to exceed an aggregate of $2,300,000 in order to effect the severance payments set forth in
Section 5(o)(iii) of the Sellers Disclosure Schedule. The Edisto Cash Balance is not, and at the Closing Date will not be, subject to any pledge, encumbrance, lien or other limitation prohibiting its free use or distribution by Edisto or its successors.

          (gg) AFFILIATE TRANSACTIONS. To Sellers knowledge there are no transactions between (i) the Sellers or any of their Subsidiaries and (ii) any of their Affiliates, which are required to be disclosed in the Sellers SEC Reports which are not disclosed.

          (hh) WARN. Sellers Disclosure Schedule sets forth the total number of employees of the Sellers and their Subsidiaries and independent contractors as determined in accordance with WARN or any similar applicable law. The obligations of Sellers and their Subsidiaries under this Agreement, including, without limitation, Section 8(d), will not give rise to any notice requirement or payment obligation or liability under WARN on the part of Sellers or Purchasers or their respective Subsidiaries.

          (ii) CUMULATIVE REPRESENTATIONS. To the extent the representations and warranties of Sellers set forth herein are modified by the terms Material Adverse Change or Material Adverse Effect or similar terms, the effect of the occurrence of all such effects or changes would not in the aggregate cause a Material Adverse Change or Material Adverse Effect on Sellers and their respective Subsidiaries taken as a whole.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

          Except for those matters included in the Purchasers Disclosure Schedule, which inclusion will not be deemed an admission by Purchasers that any such matter is material or has or would have a Material Adverse Effect or represents a Material Adverse Change, each Purchaser represents and warrants to the Sellers as follows:

          (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of the Purchasers is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Purchasers is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except for failures that would not have a Material Adverse Effect, and has not received notice of an audit from any state taxation authority.

          (b) CAPITALIZATION. The entire authorized capital stock of Parent consist of 50,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, of which 22,673,749 shares of Parent Common Stock and no shares of preferred stock were issued and outstanding as of May 31, 1997. The shares of Parent Common Stock to be issued pursuant to this Agreement will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

          (c) AUTHORIZATION OF TRANSACTION. Each Purchaser has corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of the Purchasers are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered on behalf of each Purchaser and constitutes the valid and legally binding obligation of each Purchaser, enforceable against each Purchaser in accordance within terms and conditions, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (d) NON-CONTRAVENTION. Except as disclosed in the Purchasers Disclosure Schedule, the execution and delivery of this Agreement by each Purchaser do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge, encumbrance or preferential right to purchase upon any of the properties or assets of either Purchaser under any of the terms, conditions or provisions of (i) the respective charters or by-laws of either Purchaser, (ii) any statute, law, ordinance, rule, regulation, judgement, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to either Purchaser or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit concession, contract, lease or other instrument, obligation or agreement of any kind to which either Purchaser is now a party or by which either Purchaser or any of their respective properties or assets may be bound or affected. Except as disclosed in the Purchasers Disclosure Schedule, the consummation by the Purchasers of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens or preferential right to purchase under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence. Excluded from the foregoing sentences of this paragraph (d), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and
(iii) of the first sentence of this paragraph (d), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Material Adverse Effect.

          (e) APPROVALS. Except for (i) the filing of the Joint Proxy Statements/Prospectus with the SEC pursuant to the Exchange Act and the Securities Act, and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, and (ii) the making of the Merger Filings with the Secretaries of State of the States of Delaware and Texas in connection with the Mergers (the filings and approvals referred to in clauses (i) and (ii) are collectively referred to as the "PURCHASERS REQUIRED STATUTORY APPROVALS"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by either Purchaser or the consummation by either Purchaser of the transactions contemplated hereby, including pursuant to the HSR Act, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not in the aggregate, have a Material Adverse Effect.

          (f) REPORTS AND FINANCIAL STATEMENTS. Since August 2, 1995, Parent has filed with the SEC all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder (collectively the "PARENT SEC REPORTS"), all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. As of their respective dates, the Parent SEC Reports did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of Parent included in such reports (collectively, the "PARENT FINANCIAL STATEMENTS") have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of each Seller and their respective Subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

          (g) ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Parent SEC Reports or the Purchasers Disclosure Schedule, neither Purchaser had at December 31, 1996, or has incurred since that date, any liabilities or obligating (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies which (i) are accrued or reserved against in the Purchasers Financial Statements or reflected in the notes thereto, (ii) would not, in the aggregate, have a Material Adverse Effect, (iii) have been discharged or paid in full prior to the date hereof, or (iv) are of a nature not required to be reflected in the consolidated financial statements of Parent prepared in accordance with GAAP consistently applied and which were incurred in the Ordinary Course of Business.

          (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the most recent Parent SEC Report that contains consolidated financial statements, there has not been any Material Adverse Change.

          (i) LITIGATION. Except as disclosed in the Parent SEC Reports or in the Purchasers Disclosure Schedule, there are no claims, suits, actions or proceedings pending or, to the knowledge of either Purchaser, threatened against, relating to or affecting either Purchaser, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain or enjoin the consummation of any of the Mergers or which it decided adversely to such Purchaser could, either alone or in the aggregate with all such claims, actions or proceedings, have a Material Adverse Effect. Except as set forth in the Parent SEC Reports, neither Purchaser is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or which if decided adversely to such Purchaser could, either individually or in the aggregate, have a Material Adverse Effect.

          (j) REGISTRATION STATEMENT AND PROXY STATEMENTS. None of the information to be supplied by either Purchaser for inclusion in (a) the Registration Statement or (b) the Proxy Statements will, in the case of the Proxy Statements or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statements and any amendments or supplements thereto, and at the time of any action by the stockholders of the respective Sellers in connection with the transactions contemplated by this Agreement, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such action by the stockholders of the respective Sellers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statements/Prospectus will, as of its mailing date, comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by either Purchaser with respect to information supplied by any Seller or the stockholders of any Seller for inclusion therein.

          (k) NO VIOLATION OF LAW. Except as disclosed in the Parent SEC Reports or in the Purchasers Disclosure Schedule, neither Purchaser is in violation of, or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance, or judgement (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not have a Material

Adverse Effect. Except as disclosed in the Parent SEC Reports or in the Purchasers Disclosure Schedule, as of the date of this Agreement, to the knowledge of either Purchaser, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, either individually or in the aggregate, will not have a Material Adverse Effect. Each Purchaser has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its businesses as presently conducted (collectively, the "PURCHASERS PERMITS"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Material Adverse Effect. Each Purchaser is not in violation of the terms of any Purchasers Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Material Adverse Effect.

         (l) COMPLIANCE WITH AGREEMENTS. Except as disclosed in the Parent SEC Reports, neither Purchaser is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under (i) the respective charter, by-laws or other similar organizational instruments of either Purchaser or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which either Purchaser is a party or by which any of them is bound or to which any of their property is subject, other than, in the case of clause (ii) of this paragraph (l), breaches, violations and defaults which would not have, either individually or in the aggregate, a Material Adverse Effect.

         (m) TAXES. Each Purchaser has (A) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them for all periods ending on or prior to the Merger Effective Time, other than those Tax Returns the failure of which to file would not, either individually or in the aggregate, have a Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects and (B) duly paid in full or made adequate provision for the payment of all Taxes for all past and current periods, except for those Taxes, the failure to have paid would not, either individually or in the aggregate, have a Material Adverse Effect. The liabilities and reserves for Taxes reflected in Parent's balance sheet included in the latest Parent SEC Reports are adequate to cover all Taxes for all periods ending at or prior to the date of such balance sheet and there is no liability for Taxes for any period beginning after such date other than Taxes arising in the Ordinary Course of Business. There are no material liens for Taxes upon any property or assets of either Purchaser, except for liens for Taxes not yet due. Except as set forth on the Purchasers Disclosure Schedule, neither Purchaser not its respective Subsidiaries has received notice of an audit from any taxation authority which could reasonably be expected to have a Material Adverse Change. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of either Purchaser which, if decided adversely, singly or in the aggregate, would have a Material Adverse Effect. Neither Purchaser has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than waivers and extensions which are no longer in effect. Neither Purchaser is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly owned corporate Subsidiary of such Purchaser other than agreements the consequences of which are fully and adequately reserved for in the Parent Financial Statements. Neither Purchaser has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

         (n)  EMPLOYEE BENEFIT PLANS: ERISA.

              (i) Except as disclosed in the Parent SEC Reports or Purchasers Disclosure Schedule, at the date hereof, Purchasers do not maintain or contribute to or have any obligation or liability to or with respect to any material employee benefit plans, including employee benefit plans within the meaning set forth in Section 3(3) of ERISA, programs, arrangements, practices or other similar material arrangements for the provision of benefits (such plans, programs, arrangements or practices of Purchasers being referred to as the "PURCHASERS PLANS"), but excluding any "MULTIEMPLOYER PLAN" within the meaning of Section 3(37) of ERISA or a "MULTIPLE EMPLOYER PLAN" within the meaning of Section 413(c) of the Code. The Purchasers Disclosure Schedule lists all Multiemployer Plans to which any of them makes contributions or has any obligation or liability to make contributions. Neither Purchaser maintains or has any liability with respect to any Multiple Employer Plan, which, individually or in the aggregate, could have a Material Adverse Effect. Neither Purchaser has any obligation to create or contribute to any additional such plan, program, arrangement or practice or to amend any such plan, program, arrangement or practice so as to increase benefits or contributions thereunder, except as required under the terms of the Purchasers Plans, under existing collective bargaining agreements or to comply with applicable law.

              (ii) Except as disclosed in the Parent SEC Reports or Purchasers Disclosure Schedule, (A) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Purchasers Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, could have a Material Adverse Effect, (B) except for premiums due, there is no outstanding material liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Purchasers Plans, (C) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Purchasers Plans subject to Title IV of ERISA other than in a "STANDARD TERMINATION" described in Section 4041(b) of ERISA, (D) none of the Purchasers Plans has incurred any "ACCUMULATED FUNDING DEFICIENCY" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Purchasers Plans ended prior to the date of this Agreement, (E) the current present value of all projected benefit obligations under each of the Purchasers Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Parent SEC Reports as of March 31, 1997, based upon reasonable actuarial assumptions currently utilized for such Purchasers Plan, (F) each of the Purchasers Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (G) each of the Purchasers Plans which is intended to be "QUALIFIED" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "QUALIFIED" status of such Purchasers
    Plans, and the period for making any such necessary retroactive amendments has not expired, (H) with respect to Multi-employer Plans, neither Purchaser has made or suffered a "COMPLETE WITHDRAWAL" or a "PARTIAL WITHDRAWAL," as such terms are respectively defined in Sections 4203, 4204 and 4205 of ERISA and, to the best knowledge of each Purchaser, no event has occurred or is expected to occur which presents a material risk of a complete or partial withdrawal under said Sections
    4203, 4204 and 4205, (I) to the best knowledge of each Purchaser, there are no material pending, threatened or anticipated claims involving any of the Purchasers Plans other than claims for benefits in the ordinary course, (J) each Seller and its Subsidiaries have no current material liability under Title IV of ERISA, and Purchasers do not reasonably anticipate that any such liability will be asserted against either Purchaser, and (K) no act, omission or transaction (individually or in the aggregate) has occurred with respect to any Purchasers Plan that has resulted or could result in any material liability (direct or indirect) of either Purchaser under Sections 409 or 502(c)(i) or (l) of ERISA or Chapter 43 of Subtitle (A) of the Code. None of the Purchasers Plans has an "ACCUMULATED FUNDING DEFICIENCY" (as defined in Section 302 of ERISA and Section 412 of the
    Code) or is required to provide security to a Purchasers Plan pursuant to
    Section 401(a)(29) of the Code. Each Purchasers Plan can be unilaterally terminated by a Purchaser at any time without material liability, other than for amounts previously reflected in the financial statements (or notes thereto) included in the Parent SEC Reports.

              (iii) The Parent SEC Reports or the Purchasers Disclosure Schedule contain a true and complete summary or list of or otherwise describe all employment contracts and other employee benefit arrangements with "CHANGE OF CONTROL" or similar provisions and all severance agreements with directors, executive officers or employees.

         (o) LABOR CONTROVERSIES. Except as disclosed in the Parent SEC Reports or the Purchasers Disclosure Schedule, (i) there are no significant controversies pending or, to the knowledge of either Purchaser, threatened between either Purchaser and any representatives of any of their employees and (ii) to the knowledge of either Purchaser, there are no material organizational efforts presently being made involving any of the presently unorganized employees of either Purchaser except for such controversies and organizational efforts which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (p) ENVIRONMENTAL MATTERS. Except as disclosed in the Parent SEC Reports or in the Purchasers Disclosure Schedule, (A) each Purchaser has conducted its respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (B) none of the properties owned by Purchasers contain any Hazardous Substance as a result of any activity of either Purchaser in amounts exceeding the levels permitted by applicable Environmental Laws, (C) neither Purchaser has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that either Purchaser may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (D) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against Purchaser relating to any violation, or alleged violation, of any Environmental Law, (E) no reports have been filed, or are required to be filed, by either Purchaser concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (F) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by either Purchaser as a result of any activity of either Purchaser during the time such properties were owned, leased or operated by either Purchaser, (G) there have been no environmental investigations, studies, audits, tests, reviews by or which are in the possession of either Purchaser relating to the activities of a Purchaser which have not been delivered to Sellers prior to the date hereof, (H) there are no underground storage tanks on, in or under any properties owned by either Purchaser and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by either Purchaser,

(I) there is no asbestos or asbestos containing material present in any of the properties owned by either Purchaser, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by Purchasers, and (J) neither Purchaser nor any of their respective properties are subject to any liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (A) through (J) that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         (q)  RESERVE REPORT AND EXPLORATION PROJECT INFORMATION.

              (i) The Purchasers have made available to the Sellers certain reports dated March 3, 1997, prepared by the independent petroleum engineering firm of Netherland, Sewell & Associates, Inc., with respect to onshore properties, and dated February 7, 1997, prepared by the independent petroleum engineering firm of Collarini Engineering Inc., with respect to offshore properties (collectively, the "PURCHASERS PETROLEUM ENGINEERS") true and correct copies of which have been previously provided to the Sellers (together, the "PURCHASERS RESERVE REPORTS"). The Purchasers Reserve Reports are the latest reserve reports available to the Purchasers relating to their and their Subsidiaries reserves of oil and gas. The oil and gas properties evaluated in the Purchasers Reserve Reports are referred to herein as the "PURCHASERS EVALUATED PROPERTIES." The Purchasers have provided no materially false or misleading information to and have not withheld any material information from the Purchasers Petroleum Engineers, with respect to the preparation of the Purchasers Reserve Reports.

              (ii) Except as set forth on the Purchasers Disclosure Schedule, the Purchasers are not aware of any facts or circumstances that should reasonably cause the Purchasers to conclude that any of the information that was supplied by the Purchasers to the Purchasers Petroleum Engineers, in connection with their preparation of the Purchasers Reserve Reports is not currently correct in all material respects (other than normal depletion by production in the ordinary course), and to the Purchasers' knowledge the information utilized in preparing the Reserve Reports is correct in all material respects.

             (iii) The Purchasers have made available to Sellers certain information (the "PURCHASERS PROJECT INFORMATION") with respect to certain exploration projects in which the Purchasers are currently engaged (the "PURCHASERS PROJECTS"), which information and Purchasers Projects are set forth on the Purchasers Disclosure Schedule. The Purchasers Project Information provided by the Purchasers does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

        (r)  TITLE.

              (i) The leasehold, royalty, mineral and similar interests owned by the Purchasers and their respective Subsidiaries entitle them to receive not less than the interest set forth in the Purchasers Reserve Reports as the Net Revenue Interest from all oil and gas and associated minerals produced, saved and marketed in respect of each Purchasers Evaluated Property listed in the Purchasers Reserve Reports, and obligate it to bear costs and expenses relating to the maintenance and development of, and the operations with respect to, each such Purchasers Evaluated Property in an amount not greater than the Working Interest set forth in the Purchasers Reserve

    Reports (unless there is a corresponding increase in the Net Revenue Interest), except for such deficiencies which, individually or in the aggregate, would not have a Material Adverse Effect. Except as noted in the Purchasers Reserve Reports, the Net Revenue Interest and the Working Interest with respect to each such Purchasers Evaluated Property are not subject to change or adjustment upon the occurrence of payout or any similar or other event.


              (ii) The Purchasers have, and on the Closing Date will have, good and valid title to all of their leasehold, royalty, mineral and similar interests in the Purchasers Evaluated Properties, other than the properties disposed of since the date hereof, free and clear of all encumbrances and title defects except for (A) the encumbrances and title defects specifically described in the Parent Financial Statements or Purchasers Disclosure Schedule, (B) statutory liens not yet delinquent,
    (C) imperfections of title, easements, liens (including operator's liens) and encumbrances, the character, amount or extent of which, individually or in the aggregate, would not have a Material Adverse Effect, (D) contracts and agreements for the sale of oil and gas entered into in the Ordinary Course of Business, (E) lessor's royalties, overriding royalties, and division orders, reversionary interests and similar burdens and all existing operating agreements and unit agreements, if the net cumulative effect of the same does not operate to reduce the Net Revenue Interests of the Purchasers Evaluated Properties to less than the Net Revenue Interests set forth in Purchasers Reserve Report or increase the Working Interests of the Purchasers Evaluated Properties to more than the Working Interests set forth in the Purchasers Reserve Report (unless there is a corresponding increase in the Net Revenue Interests); (F) any and all federal and state regulatory orders and rules to which the Purchasers Evaluated Properties are presently subject; (G) preferential rights to purchase and required third-party consents to assignments and similar agreements; (H) liens for Taxes not due or not delinquent at the time of Closing or the validity of which are being contested in good faith by appropriate actions; (I) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil, gas and mineral leases or interests therein if the same are customarily obtained after such sale or conveyance; (J) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like; and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the Purchasers Evaluated Properties; (K) liens of operators relating to obligations not yet due or not delinquent; and (L) title deficiencies commonly encountered in the oil and gas business which would not be considered material by a reasonable and prudent person engaged in the business of the ownership, development and operating of oil and gas properties with knowledge of all the facts and appreciation of their legal significance.

             (iii) Except where the failure would not have a Material Adverse Effect, (A) neither Purchaser is dependent with respect to the Purchasers Evaluated Properties on the right to use the properties of others, except under valid and enforceable leases, contracts, pooling or unitization agreements, rights or other arrangements, (B) the Purchasers own, or have the right to use under valid and enforceable leases, contracts, rights or other arrangements, all gas processing facilities necessary for the current operations of the Purchasers, (C) all buildings, machinery and equipment currently used in the operations related to the Purchasers Evaluated Properties are adequate for their normal operation consistent with industry practice, are in good working order and substantially conform with all applicable Environmental Laws and (D) to the knowledge of either Purchaser there is no pending or threatened condemnation or expropriation of any part of the Purchasers Evaluated Properties.

              (iv) Except where the failure would not have a Material Adverse Effect, the Purchasers Evaluated Properties are being developed, operated and maintained in compliance in all material respects with all leases, contracts and commitments to which either Purchaser is a party or by which either Purchaser or any of the Purchasers Evaluated Properties is bound.

              (v) The Purchasers have good and valid title to all the properties and assets of every kind, character and description (real, personal or mixed, tangible and intangible), including, without limitation, all parcels of real property, pipelines, rights-of-way and easements and other incidental rights and permits, but excluding the Purchasers Evaluated Properties, reflected in the Parent Financial Statements or which would have been reflected in the Parent Financial Statements if acquired prior to March 31, 1997, (the "PURCHASERS ASSETS") free and clear of all encumbrances of any nature except for (A) the encumbrances and title defects specifically described in the Purchasers Disclosure Schedule; (B) mortgages and encumbrances which secure indebtedness or obligations which are properly reflected in the Parent Financial Statements; (C) liens for Taxes not yet payable or any Taxes being contested in good faith; (D) liens arising as a matter of law in the ordinary course of business, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (E) such imperfections of title and encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect; (F) any and all federal and state regulatory orders and rules to which the Purchasers Assets are presently subject; (G) preferential rights to purchase and required third-party consents to assignments and similar agreements; (H) statutory liens not yet delinquent; (I) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil, gas, and mineral leases or interests therein if the same are customarily obtained after such sale or conveyance; (J) easements, rights-of-way, servitude, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like; and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the Purchasers Assets; (K) liens of operators relating to obligations not yet due or not delinquent; and (L) title deficiencies commonly encountered in the oil and gas business which will not have a Material Adverse Effect. The Purchasers have valid leasehold interests in all leases reflected as capital leases in the Parent Financial Statements and, to the knowledge of the Purchasers, generally have the rights to use all other property and assets as to which they do not have title but which are currently being used in the conduct of the Purchasers' business, except any rights of use the loss of which would not have a Material Adverse Effect.

          (s) INSURANCE. The Purchasers Disclosure Schedule lists all material insurance policies covering the Purchasers Assets, the Purchasers Evaluated Properties, employees and operations of the Purchasers as of the date hereof (other than insurance owned or held by operators for those Purchasers Assets or Purchasers Evaluated Properties where a party other than a Purchaser is the operator). Such policies are in full force and effect, there are no defaults thereunder. Except for claims previously made, to the knowledge of either Purchaser there is no basis for any action or claim nor any facts which would reasonably be anticipated to give rise to such action or claim. To the knowledge of either Purchaser, there does not exist any event that, with the giving of notice or the lapse of time or both, would constitute such a default. Neither Purchaser is a co-insurer under any such policies of insurance except to the extent of the amount of the deductible, self-retention or similar amounts applicable to such policies.

          (t) ALLOWABLE PRODUCTION QUOTAS. To the knowledge of either Purchaser, no production from any of the Purchasers Evaluated Properties prior to the date hereof was in excess of allowable production quotas allowed or permitted by any governmental body having jurisdiction thereover so as to subject any production from such Purchasers Evaluated Property on or after the date hereof to restrictions or penalties except as will not have a Material Adverse Effect.

          (u) GAS PAYMENTS; BALANCING. (i) There are no material claims asserted or material disputes evidenced in writing under any contract to which either Purchaser is a party regarding payments for natural gas not taken pursuant to any "take or pay" or similar arrangement; (ii) the Purchasers have not received any material quantity of natural gas or liquids to be paid for thereafter other than in the normal cycle of billing or received prepayments, advance payments or loans which will require a Purchaser to perform services or deliver hydrocarbons under such contracts on or after the Closing Date without being currently paid therefor; (iii) no sales contract obligates either Purchaser to deliver specific minimum volumes of gas; (iv) no contract obligates either Purchaser to deliver specific minimum volumes of gas; (iv) no contract obligates either Purchaser to sell gas at prices substantially lower than the prevailing market prices or to purchase gas at prices substantially higher than prevailing market prices;
(v) the Purchasers have made or will, prior to the Closing Date, make all payments due to producers or others for all gas and liquids delivered into any of their respective plants for which payment for same is due prior to the Closing Date, including, without limitation, all payments due for the purchase of gas and liquids under any contract; (vi) to the knowledge of either Purchaser, all gas delivered into any of the plants has been purchased, and all residue gas from the plants has been sold, in compliance with the Natural Gas Policy of 1978, all orders, rules and regulations of the Federal Energy Regulatory Commission and all other applicable laws, orders, rules and regulations (vii) to the knowledge of either Purchaser, there exists no material claim or dispute with respect to the purchase, or the failure to purchase, or pay for whether or not purchased, gas under any gas purchase contracts to which either Purchaser is a party of the applicable price to be paid for gas delivered, or residue gas or liquids or products sold from the plants; and (viii) none of the Purchasers Evaluated Properties or the Purchaser Assets is subject to requirements to make Btu adjustments or affect gas or liquids balancing in favor of third parties which would result in either Purchaser being required to deliver material volumes of gas or liquids after the Closing Date or otherwise to compensate a third party for gas or liquids receipts into, or deliveries from, the plants which occurred prior to the Closing Date. The Purchasers Disclosure Schedule sets forth an estimate of the amount of any material net imbalances and is within ten percent (10%) of the actual amount.

          (v) NO PREPAYMENTS MADE OR REFUNDS OWED. Purchasers have not received any prepayment, advance payment, deposits or similar payments, and have no refund obligation, other than obligations in the aggregate of less than $500,000 incurred in the Ordinary Course of Business, with respect to any gas or products purchased, sold, gathered, processed or marketed through their plants. The Purchasers have not received any compensation for gathering or processing services relating to the plants which would be subject to any refund or create any repayment obligation, other than obligations of less than $500,000 incurred in the Ordinary Course of Business, either by or to the Purchasers, and the Purchasers are not aware of any basis for a claim that a refund is due.

          (w) DRILLING OBLIGATIONS. The Purchasers do not have any material drilling obligations or other development commitments that are not terminable at will by the Purchaser party thereto without penalty, other than commitments and obligations that arose in the Ordinary Course of Business where the sole consequence to the Purchaser party thereto for a failure to participate is to suffer a "non-consent" penalty or forfeit an interest in the undeveloped lands subject to the commitment or obligation.

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

          (x) DEVELOPMENT OPERATIONS. To the knowledge of either Purchaser, there are in existence no facts or circumstances that should reasonably cause a Purchaser to conclude that any development operations on the Purchasers Evaluated Properties that are contemplated by the Purchasers Reserve Report will not be permitted under applicable laws and governmental rules and regulations or that any third party may have a reasonable basis to cause any court or governmental agency with jurisdiction over such operations to cause the suspension or termination of such operations.

          (y) REGULATORY AUTHORITY. As of the date hereof, neither Purchaser is subject to regulation as (a) a "holding company," and "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" or a "public utility," as each of such terms is defined in the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder; (b) a gas utility under applicable state law; and (c) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (z) FULL DISCLOSURE. To the knowledge of either Purchaser, the representations, warranties or other statements by the Purchasers in this Agreement or in the Purchasers Disclosure Schedule or Exhibits hereto or any documents distributed generally to the Edisto Stockholders or the Convest Stockholders, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. There is, to the knowledge of either Purchaser, no fact pertaining particularly to Purchasers Evaluated Properties or the Purchasers Assets (as opposed to public information concerning general industry of economic conditions or governmental policies) which has a Material Adverse Effect on or in the future would be reasonably expected to have a Material Adverse Effect on the Purchasers Evaluated Properties or the Purchasers Assets or the ownership, operation or maintenance of any of the Purchasers Evaluated Properties or the Purchasers Assets that has not been disclosed to the Sellers.

          (aa) AFFILIATE TRANSACTIONS. To Purchasers knowledge there are no transactions between (i) the Purchasers or any of their Subsidiaries and (ii) any of their Affiliates which are required to be disclosed in the Parent SEC Reports which are not disclosed.

          (bb) CUMULATIVE REPRESENTATIONS. To the extent the representations and warranties of Purchasers set forth herein are modified by the terms Material Adverse Change or Material Adverse Effect or similar terms, the effect of the occurrence of all such effects or changes would not in the aggregate cause a Material Adverse Change or Material Adverse Effect on the Purchasers and their respective Subsidiaries taken as a whole.

SECTION 7. CONDUCT OF BUSINESS PENDING THE MERGERS.

          (a) CONDUCT OF BUSINESS BY THE SELLERS PENDING THE MERGERS. Except as otherwise contemplated by this Agreement or disclosed in the Sellers Disclosure Schedule, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, each Seller shall, and shall cause its Subsidiaries to:

               (i) conduct their respective businesses in the Ordinary Course of Business;

               (ii) not (A) amend or propose to amend their respective charter or by-laws, (B) split, combine or reclassify their outstanding capital stock or (C) declare, set aside or pay any

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

     dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly owned Subsidiary;

               (iii) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge, or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that a Seller may issue shares upon conversion of convertible securities and exercise of options and warrants outstanding on the date hereof;

               (iv) not (A) incur or become contingently liable with respect to any indebtedness for borrowed money other than (x) borrowings in the Ordinary Course of Business or (y) borrowings to refinance existing indebtedness on terms which are reasonably acceptable to Parent, (B) except as contemplated by Section 4(c) hereof, redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (C) take or fail to take any action which action or failure to take action would cause either Seller or its stockholders (except to the extent that any stockholders receive cash) to recognize gain or loss for federal income tax purposes as a result of the consummation of Merger 3 or would otherwise cause Merger 3 not to qualify as a reorganization under
     Section 368 of the Code, (D) make any acquisition of any assets or businesses other than expenditures for current assets in the ordinary course of business, (E) sell, pledge, dispose of or encumber any assets or businesses without the approval of Parent or (F) enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing:

               (v) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

               (vi) subject to restrictions imposed by applicable law, confer on a regular and frequent basis with one or more representatives of Parent to report operational matters of materiality and the general status of ongoing operations;

               (vii) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or employees;

               (viii) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law;

               (ix) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice;

               (x) not make, change or revoke any material Tax election or make any material agreement or settlement regarding Taxes with any taxing authority;

               (xi) not change any method of accounting or accounting practice, except for any such change required by GAAP; and

               (xii) not enter into any future, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including hydrocarbons, or securities, other than such as are entered into in the Ordinary Course of Business solely for the purpose of terminating an existing hedge.

          (b) CONTROL OF THE SELLERS' OPERATIONS. Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the operations of Edisto or Convest or their respective Subsidiaries prior to the Merger 1 Effective Time or the Merger 3 Effective Time, respectively. Prior to such Effective Times, the Sellers shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of their respective operations.

          (c) ACQUISITIONS TRANSACTIONS.

               (i) After the date hereof and prior to the Merger 3 Effective Time or earlier termination of this Agreement, the Sellers shall not, and shall not permit any of their Subsidiaries to, initiate, solicit, negotiate, encourage or provide confidential information to facilitate, and the Sellers shall, and shall cause each of their Subsidiaries to, cause any officer, director or employee of, or any attorney, accountant, investment banker, financial advisor or other agent retained by them, not to initiate, solicit, negotiate, encourage or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business and properties of either Seller or any of their Subsidiaries or any capital stock of either Seller or any of their Subsidiaries, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as an "ACQUISITION TRANSACTION").

               (ii) Notwithstanding the provisions of subsection (i) above,
     (A) either Seller may, in response to an unsolicited written proposal or unsolicited written indication of interest, with respect to a potential or proposed Acquisition Transaction ("ACQUISITION PROPOSAL"), furnish (subject to the execution of a confidentiality agreement and standstill agreement in substantially the form executed by Parent) confidential or non-public information to a financially capable corporation, partnership, person or other entity or group (a "POTENTIAL ACQUIRER") and negotiate with such Potential Acquirer if the Board of Directors of such Seller after consulting with its outside legal counsel, determines in good faith that the failure to provide such confidential or non-public information to or negotiate with such Potential Acquirer would constitute a breach of its fiduciary duty to its stockholders and
     (B) such Seller's Board of Directors may take and disclose to its stockholders a position contemplated by Rule 14e-2 under the Exchange Act. It is understood and agreed that negotiations conducted in accordance with this subsection (ii) shall not constitute a violation of subsection (i) of this Section 7(c).

               (iii) The Sellers shall immediately notify Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to a Seller or its Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of a Seller or any Subsidiary by an person or entity that informs the Board of Directors of a Seller of such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Seller shall immediately provide Parent a copy of all information provided to a third party.

               (iv) Each Party (i) acknowledges that a breach of any of its covenants contained in this Section 7(c) will result in irreparable harm to the other Party which will not be compensable in money damages, and
     (ii) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the other Party for a breach of such covenant. In any event, if a Seller enters into an Acquisition Transaction, it will immediately pay to Parent the sums described in Section 10(b) below.

          (d) SUBSIDIARIES. Each Seller will, following direction from Parent, dissolve all inactive Subsidiaries (other than MINT Holding Company) prior to Merger 1. Prior to Merger 1, Sellers will cause the merger of Edisto Exploration and Production Company ("Edisto E&P") into Convest.

Section 8. ADDITIONAL AGREEMENTS.

          (a) ACCESS TO INFORMATION.

               (i) The Sellers and their Subsidiaries shall afford to Purchasers and their respective accountants, counsel, financial advisors and other representatives (the "PARENT REPRESENTATIVES") and Parent and its Subsidiaries shall afford to the Sellers and their accountants, counsel, financial advisors and other representatives (the "SELLER REPRESENTATIVES") full access during normal business hours throughout the period to the Merger 1 Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly to one another (A) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed by any of them with the SEC in connection with the transactions contemplated by this Agreement and
     (B) such other information concerning their respective businesses, properties and personnel as a Purchaser or Seller, as the case may be, shall reasonably request; PROVIDED, HOWEVER, that no investigation pursuant to this Section 8(a) shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Mergers. Parent and its Subsidiaries shall hold and shall use their reasonable best efforts to cause the Parent Representatives to hold, and the Sellers and their Subsidiaries shall hold and shall use their reasonable best efforts to cause the Seller Representatives to hold, in strict confidence all non-public documents and information furnished to a Purchaser or Seller, as the case may be, in connection with the transactions contemplated by this Agreement, except that (x) a Purchaser or Seller may disclose such information as may be necessary in connection with seeking the Purchasers Required Statutory Approvals, the Sellers Required Statutory Approvals and the Requisite Stockholder Approvals and (y) a Purchaser or Seller may disclose any information that it is required by law or judicial or administrative order to disclose.

               (ii) In the event that this Agreement is terminated in accordance with its terms, each Party shall promptly redeliver to the other all non-public written material provided pursuant to this Section 8(a) and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by a Purchaser or Seller based on the information in such material shall be destroyed (and Parent and the Sellers shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

               (iii) The Sellers shall promptly advise Parent and Parent shall promptly advise the Sellers in writing of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can be reasonably be foreseen, in the future may have, either individually or in the aggregate, any Material Adverse Effect.

          (b) REGISTRATION STATEMENT AND PROXY STATEMENTS. Parent and the Sellers shall file with the SEC as soon as is reasonably practicable after the date hereof the Joint Proxy Statements/Prospectus and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practical. Parent shall also take any action reasonably required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Common Stock pursuant hereto. Parent and the Sellers shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentence. The information provided and to be provided by Parent and the Sellers, respectively, for use in the Joint Proxy Statements/Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) STOCKHOLDERS' APPROVALS. Each Seller shall, as promptly as practicable, submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders or by written consent and shall use its best efforts to obtain the Requisite Stockholder Approvals and adoption of this Agreement and the transactions contemplated hereby. Such meeting of stockholders shall be held or written consent effected as soon as practicable following the date upon which the Registration Statement becomes effective. The Sellers shall, through their respective Boards of Directors, recommend to their stockholders approval of the transactions contemplated by this Agreement. Each Seller (i) acknowledges that a breach of its covenant contained in this Section 8(c) to convene a meeting of its stockholders and call for a vote thereat with respect to the approval of this Agreement and the Mergers will result in irreparable harm to Parent which will not be compensable in money damages and (ii) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to Parent for a breach of such covenant.

          (d)    EMPLOYEE MATTERS.

          (i) Not less than five business days prior to the Closing Date each Seller and their Subsidiaries shall provide Parent a current list of their respective officers, directors and employees. Except as otherwise designated by Parent, at least five business days prior to the Closing, each Seller and their Subsidiaries shall obtain the resignation or shall terminate each of their respective officers, directors and employees effective not later than the Merger 3 Effective Time. At or immediately prior to Closing, the Sellers shall pay any severance pay, stay bonuses or similar payments required to be paid pursuant to the terms of the agreements described on Section 5(n)(iii) of the Sellers

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

     Disclosure Schedule. Without limiting the foregoing, this provision will cause a termination of Michael Y. McGovern under the employment agreement between him and Edisto, a copy of which has been previously provided to the Purchasers.

          (ii) Parent agrees that, following the Merger 3 Effective Time, it will provide continuation coverage, as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), to be given to any employee of Sellers or their respective Subsidiaries whose employment has been or will be terminated. The parties understand that COBRA may require that such continuation coverage be provided for a period of up to thirty-six months as provided in Section 4980B of the Internal Revenue Code of 1986, as amended, at the qualified beneficiary's expense.

          (iii) Prior to the Merger 1 Effective Time, Edisto and Convest shall have taken all steps, subject to Parent's approval, necessary or appropriate so that the Convest Savings and Investment Plan and Trust, the Edisto Savings and Investment Plan and Trust and any other Sellers Plan that is or intended to be a "qualified" plan under Section 401(a) of the Code shall have been terminated.

          (e) QUOTATION. Parent shall use its reasonable best efforts to effect, at or before the Merger 1 Effective Time, authorization for listing on the NYSE or such other exchange on which Parent Common Stock is then primarily traded, upon official notice of issuance, of the shares of Parent Common Stock to be issued pursuant to the Mergers.

          (f)    AGREEMENT TO COOPERATE.

                 (i) Subject to the terms and conditions herein provided and subject to the fiduciary duties of the respective boards of directors for the Parent and the Sellers, each of the Parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of the Sellers and their respective Subsidiaries, all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Mergers (and, in such case, to proceed with the Mergers as expeditiously as possible).

                 (ii) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, including any Acquisition Transaction, Parent shall have the right, at its own expense, to participate therein, and the Sellers will not settle any such litigation without the consent of Parent, which consent will not be unreasonably withheld.

          (g) PUBLIC STATEMENTS. The Parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation.

          (h) NOTIFICATION OF CERTAIN MATTERS. Each of the Purchasers and Sellers agrees to give prompt notice to each other of, and to use their respective reasonable best efforts to prevent or promptly remedy, (A) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur,

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

of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Merger 1 Effective Time and (B) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Paragraph 8(h) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          (i) CORRECTIONS TO THE JOINT PROXY STATEMENTS/PROSPECTUS AND REGISTRATION STATEMENT. Prior to the date of approval of the Mergers by the Sellers' respective stockholders, each of the Purchasers and Sellers shall correct promptly any information provided by it to be used specifically in the Joint Proxy Statements/Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Joint Proxy Statements/Prospectus or the Registration Statement so as to correct the same and to cause the Joint Proxy Statements/Prospectus as so corrected to be disseminated to the stockholders of the Sellers, in each case to the extent required by applicable law.

          (j)    INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

                 (i) From and after the Merger 1 Effective Time, with respect to Edisto, and the Merger 3 Effective Time, with respect to Convest, Parent agrees that it will indemnify and hold harmless each present and former director and/or officer of a Seller, determined as of such effective time (the "Indemnified Parties"), that is made a party or threatened to be made a party to any threatened, pending or completed, action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a director or officer of a Seller or any subsidiary of a Seller prior to such effective time and arising out of actions or omissions of the Indemnified Party in any such capacity occurring at or prior to such effective time (a "Claim") against any costs or expenses (including reasonable attorneys' fees), judgements, fines, losses, claims, damages or liabilities reasonably incurred in connection with any Claim, whether asserted or claimed prior to, at or after such effective time, to the fullest extent that such Seller would have been permitted under Delaware law, the respective charters or by-laws of such Seller or written indemnification agreements in effect at the date hereof, including provisions therein relating to the advancement of expenses incurred in the defense of any action or suit.

                 (ii) Any Indemnified Party wishing to claim indemnification under paragraph (i) of this Section 8(j) upon learning of any such Claim, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such Claim (whether arising before or after the Merger 1 Effective Time or the Merger 3 Effective Time, as the case may be), (A) Parent shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent elects not to assume such defense, the Indemnified Parties may retain counsel reasonably satisfactory to Parent, and Parent shall pay reasonable fees and expenses of such counsel for the Indemnified Parties; provided, however, that Parent shall be obligated pursuant to this paragraph (ii) to pay for only one firm or counsel for all Indemnified Parties unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (B) the Indemnified Parties will cooperate in the defense of any such matter and (C) Parent shall not be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld; and provided, further, however, that Parent shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. If such indemnity is not available with respect to any Indemnified Party, then Parent and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits, with any respect of "fault" otherwise allocable to a Seller being allocated to Parent.

                 (iii) For a period of six years after the Merger 1 Effective Time and the Merger 3 Effective Time, respectively, Purchasers shall maintain the Sellers' existing directors and officers liability insurance or equivalent liability insurance, which will provide coverage for those persons who are directors and officers of the Sellers as of such effective time, so long as the annual premium therefor is not in excess of 150% of the last annual premium paid by the Sellers prior to the date hereof.

                 (iv) In lieu of the insurance arrangement referred to in clause (iii) of this Section 8(j), Purchasers may, on or before the Closing, enter into alternative insurance arrangements, providing that such arrangements are approved by each of the Sellers and are no less advantageous to the Indemnified Parties so long as no lapse in coverage occurs as a result of such substitution.

                 (v) The obligations of Purchasers under this Section 8(j) are intended to benefit, and be enforceable against Purchasers directly by the Indemnified Parties, and shall be binding on all respective successors of Purchasers.

          (k) SHAREHOLDERS AGREEMENT; COMPLIANCE WITH THE SECURITIES ACT. Each Seller shall each use their reasonable best efforts to cause each principal executive officer, each director and each other person who is an Affiliate of either Seller to deliver to Parent on or prior to the Merger 1 Effective Time (i) a written agreement (an "AFFILIATE AGREEMENT") to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Parent Common Stock issued in the Mergers, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Parent, is exempt from the registration requirements of the Securities Act and (ii) a Shareholders Agreement. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Affiliate Agreements.

          (l)    CONVEST SHARES.

                 (i) TRANSFER AND ENCUMBRANCE. Edisto agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as hereinafter defined) or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (A) such date and time as each of the Mergers shall have become effective in accordance with the terms and provisions of the Merger Agreement, (B) the termination of this Merger Agreement in accordance with its terms.

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

                 (ii) NEW SHARES. Edisto agrees that any shares of capital stock of Convest that Edisto purchases or with respect to which Edisto otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

                 (iii) AGREEMENT TO VOTE SHARES. Unless this Merger Agreement is terminated pursuant to its terms, at every meeting of the stockholders of Convest held prior to the Merger 3 Effective Time called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Convest with respect to any of the following, Edisto shall vote the Shares and any New Shares; (A) in favor of approval of this Agreement, the Merger 3 Articles and the Mergers and any matter that could reasonably be expected to facilitate the Mergers; and (B) against approval of any proposal made in opposition to the consummation of the Mergers, this Agreement or the Merger 3 Articles, against any merger, consolidation, sale of assets, reorganization or recapitalization with any party other than Parent and its Affiliates and against any liquidation or winding up of Convest (each of the foregoing is referred to as an "Opposing Proposal"). To the extent inconsistent with the provisions of this Agreement. Edisto hereby revokes any and all proxies with respect to the Shares or any other voting securities of Convest.

          (m) CREDIT AGREEMENT. Sellers agree, if requested by Parent, to cooperate with Parent to cause the termination of the Amended and Restated Secured Revolving Credit Agreement, dated June 23, 1995 by and among Convest, Edisto E&P, BankOne, Texas, National Association, as Agent, and Compass
Bank - Houston and BankOne, Texas, National Association, as Banks, including the termination and release of any security arrangements or other obligations of any nature thereunder.

SECTION 9. CONDITIONS.

          (a) CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGERS. The respective obligations of each party to effect the Mergers shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                 (i) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the Requisite Stockholder Approvals of the Sellers under applicable law and applicable listing requirements;

                 (ii) the shares of Parent Common Stock issuable in the Mergers and those to be reserved for issuance upon exercise of stock options or warrants or the conversion of convertible securities shall have been authorized for quotation on the NYSE, or such other exchange on which Parent Common Stock is then primarily traded, upon official notice of issuance:

                 (iii) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities;

                 (iv) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of any of the Mergers shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

          (v) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of any of the Mergers or make the consummation of any of the Mergers illegal;

          (vi) all governmental waivers, consents, orders and approvals legally required for the consummation of the Mergers and the transactions contemplated hereby, and all consents from lenders required to consummate the Mergers, shall have been obtained and be in effect at the Merger 1 Effective Time, except where the failure to obtain the same would not be reasonably likely to have a Material Adverse Effect following the Merger 1 Effective Time; and

          (vii) the Sellers and Purchasers shall have received an opinion of Coopers & Lybrand LLP, in form and substance reasonably satisfactory to the Sellers and Purchasers, dated the Closing Date, to the effect that
     (A) Merger 3 will qualify as a reorganization under Section 368 of the Code and (B) Parent and Convest will each be a "party to a reorganization" within the meaning of 368(b) of the Code with respect to Merger 3.

     (b) CONDITIONS TO OBLIGATION OF THE SELLERS TO EFFECT THE MERGERS. Unless waived by the Sellers, the obligation of the Sellers to effect the Mergers shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (i) Purchasers shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Purchasers contained in this Agreement shall be true and correct in all material respects on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made at and as of such date, and the Sellers shall have received a certificate of the President or a Vice President of Parent and of the President or a Vice President of EDI-Sub to that effect;

          (ii) since the date hereof, there shall have been no changes that constitute, and no event or events (including, without limitation, litigation developments) shall have occurred which have resulted in or constitute, either individually or in the aggregate, a Material Adverse Change;

          (iii) all governmental waivers, consents, orders, and approvals legally required for the consummation of the Mergers and the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date except for such waivers, consents, orders and approvals the failure of which to have been obtained would not have, either individually or in the aggregate, a Material Adverse Effect, and no governmental authority shall have promulgated after the date hereof any statute, rule or regulation which, when taken together with all such promulgations, would cause a Material Adverse Change; and

          (vi) each Seller shall have received the bring-down opinion of its respective financial advisor, dated as of the date of the definitive Joint Proxy Statement/Prospectus, to the effect that the consideration to be received in the Mergers by the respective holders of the Convest Common Stock and the Edisto Common Stock is fair to such holders from a financial point of view.

     (c) CONDITIONS TO OBLIGATION OF PURCHASERS TO EFFECT THE MERGERS. Unless waived by Parent, the obligations of Purchasers to effect the Mergers shall be subject to the fulfillment at or prior to the Merger 1 Effective Time of the additional following conditions:

          (i) the Sellers shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and Parent shall have received a Certificate of the Chairman and Chief Executive Officer, President or of a Vice President of each Seller to that effect;

          (ii) the Affiliate Agreements and Shareholders Agreements required to be delivered to Parent pursuant to Section 8(k) shall have been furnished as required by Section 8(k);

          (iii) each Edisto Option and each Convest Option shall have either been redeemed, exercised or canceled in accordance with Section 4(c);

          (iv) since the date hereof, there shall have been no changes that constitute, and no event or events (including, without limitation, litigation developments) shall have occurred which have resulted in or constitute, either individually or in the aggregate, a Material Adverse Change;

          (v) all governmental waivers, consents, orders and approvals legally required for the consummation of the Mergers and the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date except for such waivers, consents, orders and approvals the failure of which to have been obtained would not have, either individually or in the aggregate, a Material Adverse Effect, and no governmental authority shall have promulgated after the date hereof any statute, rule or regulation which, when taken together with all such promulgations, would cause a Material Adverse Change;

          (vi) the number of Dissenting Shares shall not exceed three percent of the total number of shares of Edisto Common Stock outstanding on the date hereof;

          (vii) with respect to that certain letter agreement, dated May 1, 1995, among Convest, Edisto E&P and Coral Reserves Energy Corp. ("CORAL"), and the preferential purchase right of Coral contained therein, Sellers shall have obtained (a) the written waiver of such right by Coral, or
     (b) the exercise of such right by Coral in accordance with the terms of such agreement for a price mutually agreed to by the Parties; and

          (viii) with respect to that certain Conveyance of Production
     Payment dated February 4, 1992, between NRM Operating Company, L.P. and Enron Reserve Acquisition Corp. ("ERAC"), Sellers shall have obtained the express written consent of ERAC to (a) the transfer of the interest of Edisto E&P in the subject property pursuant to this Agreement, and (b) the succession, by Parent or by any Subsidiary of Parent selected from time to time by Parent in its sole discretion, to Edisto E&P's interests and obligations under such agreement; provided, however, that such successor shall not be required to assume any obligations, other than those currently borne by Edisto E&P, in order for Sellers to obtain such consent.

SECTION 10. TERMINATION, AMENDMENT AND WAIVER.

     (a) TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of the Sellers, by the mutual written consent of the Parent and the Sellers or as follows:

          (i)    The Sellers shall have the right to terminate this Agreement:

                 (A) if the representations and warranties of Purchasers shall fail to be true and correct in all material respects on and as of the date made or, except in the case of any such representations and warranties made as of a specified date, on and as of any subsequent date as if made at and as of such subsequent date and such failure shall not have been cured in all material respects within 30 days after written notice of such failure is given to Parent by Sellers;

                 (B) if the Mergers are not completed by October 31, 1997 (unless due to delay or default on the part of the Seller);

                 (C) if any of the Mergers is enjoined by a final, unappealable court order not entered at the request or with the support of a Seller and if the Sellers shall have used reasonable efforts to prevent the entry of such order;

                 (D) if (w) a Seller receives an offer or proposal from any Potential Acquirer (excluding any Affiliate of a Seller or any group of which any Affiliate of a Seller is a member) with respect to a merger, sale of substantial assets or other business combination involving such Seller, (x) such Seller's Board of Directors determines, in good faith and after consultation with an independent financial advisor, that such offer or proposal (if consummated pursuant to its terms) would result in an Acquisition Transaction more favorable to such Seller's stockholders from a financial point of view than the revelant Merger (any such offer or proposal being referred to as a "SUPERIOR PROPOSAL") and resolves to accept such Superior Proposal, (y) the Board of Directors of the Seller shall conclude in good faith after consultation with its legal counsel that such action is necessary in order for the Board of Directors of the Seller to act in a manner that is consistent with its fiduciary obligations under applicable law and (z) the Seller shall have furnished the Parent with a copy of the definitive agreement at least five business days prior to its execution and Parent shall have failed within such five business day period to offer to amend the terms of this Agreement so that the Mergers would be, in the good faith determination of the Board of Directors of the Seller, at least as favorable to the Seller's stockholders from a financial point of view as the Acquisition Transaction; PROVIDED, HOWEVER, that such termination shall not be effective until such time as the payment required by Section 10(b)(ii) shall have been received by Parent;

               (E) if (w) a tender or exchange offer is commenced by a Potential Acquirer (excluding any Affiliate of a Seller or any group of which any Affiliate of a Seller is a member) for all outstanding shares of such Seller's common stock, (x) such Seller's Board of Directors determines, in good faith and after consultation with an independent financial advisor, that such offer constitutes a Superior Proposal and resolves to accept such Superior Proposal or recommend to the stockholders that they tender their shares in such tender or exchange offer, (y) the Board of Directors of the Seller shall conclude in good faith after consultation with its legal counsel that such action is necessary in order for the Board of Directors of the Seller to act in a manner that is consistent with its fiduciary obligations under applicable law and (z) the Seller shall have furnished the Parent with a copy of the definitive agreement at least five business days prior to is execution and Parent shall have failed within such five business day period to offer to amend the terms of this Agreement so that the Mergers would be, in the good faith determination of the Board of Directors of the Seller, at least as favorable to the Seller's stockholders from a financial point of view as the Acquisition Transaction; PROVIDED, HOWEVER, that such termination shall not be effective until such time as the payment required by Section 10(b)(ii) shall have been received by Parent; or

               (F) if (x) Parent fails to perform in any material respect any of its material covenants in this Agreement ("DEFAULT"), (y) Parent does not cure such Default in all material respects within 30 days after notice of such Default is given to Parent by the Sellers and (z) neither the Seller is itself in Default;

          (ii)  Parent shall have the right to terminate this Agreement;

                (A) if the representations and warranties of the Sellers shall fail to be true and correct in all material respects on and as of the date made or, except in the case of any such representations and warranties made as of a specified date, on and as of any subsequent date as if made at and as of such subsequent date and such failure shall not have been cured in all material respects within 30 days after written notice of such failure is given to the Sellers by Parent;

                (B) if the Mergers are not completed by October 31, 1997 (unless due to a delay or default on the part of Parent);

               (C) if any of the Mergers is enjoined by a final, unappealable court order not entered at the request or with the support of Parent and if Parent shall have used reasonable efforts to prevent the entry of such order;

               (D) if the Board of Directors of a Seller shall have resolved to accept a Superior Proposal or shall have recommended to the stockholders of such Seller that they tender their shares in a tender or an exchange offer commenced by a third party (excluding any Affiliate of Parent or any group of which any Affiliate of Parent is a member);

               (E) if (A) a Seller is in Default, (B) such Seller does not cure such Default in all material respects within 30 days after notice of such Default is given to such Seller by Parent, and (C) Parent is not itself in Default; or

               (F) if the Sellers fail to receive the Requisite Stockholder Approvals.

          (iii) As used in this Section 10(a) "GROUP" has the meaning set forth in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

          (iv) Each party (i) acknowledges that a breach of any of its requirements for a termination pursuant to Section 10(a)(i)(D) and 10(a)(i)(E) will result in irreparable harm to the other party which will not be compensable in money damages, and (ii) agrees that such requirements shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the other party for a breach of such requirements. In any event, if a Seller enters into an Acquisition Transaction, it will immediately pay to Parent the sums described in Section 10(b) below.

     (b)  EXPENSES AND FEES.

          (i) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and filing the Joint Proxy Statements/Prospectus shall be shared equally by Parent and Sellers.

          (ii) The Sellers agree to immediately pay the Parent a fee equal to $3,000,000 if:

                 (A) either Seller terminates this Agreement pursuant to clause (D) or (E) of Section 10(a)(i);

                 (B) Parent terminates this Agreement pursuant to clause (D) of Section 10(a)(ii); or

                 (C) Parent terminates this Agreement pursuant to clause (F) of Section 10(a)(ii) as a result of a failure of Convest to receive the Requisite Stockholder Approvals.

          (iii) Parent agrees to pay to the Sellers, as liquidated damages and as the sole remedy and payments for any damages, a fee equal to $3,000,000 if Sellers are not in breach or violation of this Agreement and Parent terminates this Agreement for any reason other than pursuant to
     Section 10(a)(ii).

     (c) EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Sellers pursuant to the provisions of
Section 10(a), this Agreement shall forthwith become void and there shall be no further obligation on the part of any Party or their respective officers or directors (except as set forth in this Section 10(c), in the second sentence of Section 8(a)(i) and in Sections 8(a)(ii) and 10(b), all of which shall survive the termination). Nothing in this Section 10(c) shall relieve any Party from liability for any willful or intentional breach of this Agreement; PROVIDED, HOWEVER, that any termination of this Agreement in accordance with the procedures and payments set forth in Section 10(b) shall relieve the terminating Party of any such liability.

         (d) AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law. Such amendment may take place at any time prior to the Closing Date, whether before or after approval by the stockholders of the Sellers.

         (e) WAIVER. At any time prior to the Merger 1 Effective Time, Merger 2 Effective Time or Merger 3 Effective Time, as the case may be, the Parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such Party.

SECTION 11. GENERAL PROVISIONS.

         (a) NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Mergers. The covenants and agreements of the parties to be performed after the Closing contained in this Agreement shall survive the Closing.

         (b) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

              (i)  If to Parent or EDI-Sub to:

                   Forcenergy Inc
                   2730 SW 3rd Avenue
                   Suite 800
                   Miami, Florida 33129-2237
                   Attention: Stig Wennerstrom
                   Telecopy: (305) 856-4300

                   with a copy to:

                   Andrews & Kurth L.L.P.
                   4200 Texas Commerce Tower
                   Houston, Texas 77002
                   Attention: John F. Wombwell
                   Telecopy: (713) 220-4285

              (ii)  If to the Sellers, to:

                    Edisto Resources Corporation
                    2401 Fountain View Drive
                    Suite 700
                    Houston, Texas 77057
                    Attention: Michael Y. McGovern
                    Telecopy: (281) 290-9665

                    with a copy to:

                    Snell & Smith, P.C.
                    1000 Louisiana, Suite 3650
                    Houston, Texas 77002
                    Attention: Paul E. Pryzant
                    Telecopy: (713) 651-8010

         (c) INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

         (d) MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) is not intended to confer upon any other person any rights or remedies hereunder and (iii) shall not be assigned by operation of law or otherwise, except that EDI-Sub may assign this Agreement to any other wholly owned subsidiary of Parent. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

         (e) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         (f) PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                  FORCENERGY INC

                                  By: /s/ J. RUSSELL PORTER
                                     -----------------------------------
                                     Name: J. Russell Porter         TFL
                                     Title: Vice President


                                  EDI ACQUISITION CORPORATION


                                  By: /s/ E. JOSEPH GRADY
                                     ----------------------------------
                                     Name: E. Joseph Grady          TFL
                                     Title: Vice President



                                  EDISTO RESOURCES CORPORATION


                                  By: /s/ MICHAEL Y. McGOVERN
                                     ----------------------------------
                                     Name: Michael Y. McGovern
                                     Title: Chairman and Chief Executive Officer


                                  CONVEST ENERGY CORPORATION


                                  By: /s/ MICHAEL Y. McGOVERN
                                     ----------------------------------
                                     Name: Michael Y. McGovern
                                     Title: Chairman and Chief Executive Officer

                                                                       EXHIBIT A

                             ARTICLES OF MERGER

                                     OF

                          CONVEST ENERGY CORPORATION
                              A TEXAS CORPORATION

                                 WITH AND INTO

                                FORCENERGY INC
                            A DELAWARE CORPORATION

    1.   A plan of merger adopted in accordance with the provisions of
Article 5.04 of the Texas Business Corporation Act providing for the combination of Convest Energy Corporation, a Texas corporation ("Convest"), with and into Forcenergy Inc, a Delaware corporation ("Forcenergy") and resulting in Forcenergy being the surviving corporation is attached hereto as Annex A (the "Plan of Merger") and is incorporated herein by reference.

    2. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of outstanding shares of each class or series of stock of such corporation entitled to vote, with other shares or as a class, on the Plan of Merger are as follows:


                                Number of                                        Number of          Total            Total
                                 Shares                                      Shares Entitled        Voted            Voted
Name of Corporation            Outstanding            Class or Series            to Vote             For            Against
-------------------            -----------            ---------------            -------             ---            -------

Convest Energy Corporation


    3. The Plan of Merger and the performance of its terms by Forcenergy were duly authorized by all action required by the laws of Delaware. The approval of the Plan of Merger by the stockholders of Forcenergy was not required.


Dated:              , 1997.
      --------------

CONVEST ENERGY CORPORATION,              FORCENERGY INC,
a Texas corporation                      a Delaware corporation

By:                                      By:
   ----------------------------             ------------------------
      Name:                                    Name:
      Title:                                   Title:

                                                                        ANNEX A


                          PLAN AND AGREEMENT OF MERGER


         THIS PLAN AND AGREEMENT OF MERGER (the "Merger Agreement") is made and
entered into as of             , 1997, by and among Forcenergy Inc, a
Delaware corporation (the "Company") and Convest Energy Corporation, a Texas Corporation ("Convest").

                                  WITNESSETH

         WHEREAS, the Company is a corporation duly organized and validly existing under the laws of the State of Delaware, with authorized capital stock consisting of 50,000,000 shares of Common Stock, $0.01 par value per
share ("Company Common Stock"), of which         shares are issued and
outstanding on the date hereof, and 5,000,000 shares of preferred stock, of which no shares are issued and outstanding as of the date hereof;

         WHEREAS, Convest is a corporation duly organized, validly existing and in good standing in the State of Texas, with authorized capital stock consisting of 20,000,000 shares of common stock, $0.01 par value ("Convest
Common Stock"), of which         shares were issued and outstanding on the
date hereof, and 5,000,000 shares of preferred stock, of which no shares are issued and outstanding on the date hereof;

         WHEREAS, the respective Boards of Directors of the Company and Convest have determined that it is advisable and to the advantage of such corporations and their shareholders that Convest merge with and into the Company (the "Merger") upon the terms and conditions herein provided; and

         WHEREAS, the Boards of Directors of the Company and Convest have approved this Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, it is agreed as follows:

    1. MERGER. Convest shall be merged with and into the Company on the terms and conditions hereinafter expressed (the "Merger"). At the Effective Time (as defined hereinafter), the separate existence of Convest shall cease and the Company shall be the surviving entity (the "Surviving Entity"). The Merger shall become effective at such time (the "Effective Time") as is the later to occur of (i) the time that the Articles of Merger, together with a copy of this Merger Agreement, are filed with the Secretary of State of the State of Texas and a certificate of merger is issued thereby in accordance with the Texas Business Corporation Act ("TCBA"), and (ii) the time that a Certificate of Merger is filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporate Law ("DGCL").

    2. GOVERNING DOCUMENTS AND DIRECTORS AND OFFICERS. The Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall continue to be the Certificate of Incorporation of the Surviving Entity after the Effective Time without change or amendment. The Bylaws of the Company in effect immediately prior to the Effective Time shall continue to be the Bylaws of the Surviving Entity after the Effective Time without change or amendment. The directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers of the Surviving Entity after the Effective Time, and shall serve until their successors have been duly appointed or elected in accordance with the Certificate of Incorporation and Bylaws of the Surviving Entity.

    3. SUCCESSION. At the Effective Time, the Surviving Entity shall succeed to Convest in the manner of and as more fully set forth in Section 259 of the DGCL. All rights, title and interests to all real estate and other property owned by Convest shall be allocated to and vested in the Surviving Entity without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon. All liabilities and obligations of Convest shall be allocated to the Surviving Entity and the Surviving Entity shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the Merger shall be liable therefor.

    4. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action by the holder of any capital stock of the Company for
Convest:

         (a) Each share of Convest Common Stock shall be converted into the right to receive, without interest, a fractional interest in a share of Company Common Stock equal to $8.88 divided by the Weighted Average Trading Price (as defined below)(the "Exchange Ratio"); provided, however, (i) if such Weighted Average Trading Price exceeds $34.96, then the Exchange Ratio shall be equal to $8.88 divided by $34.96 and (ii) if such Weighted Average Trading Price is less than $28.96, then the Merger 3 Exchange Ratio shall be equal to $8.88 divided by $28.96. Only whole shares of Company Common Stock shall be issued. In lieu of any fractional share of Company Common Stock, each holder of shares of Convest Common Stock who would otherwise have been entitled to receive a fraction of a share of Company Common Stock shall be entitled to receive a cash payment equal to such fraction multiplied by the Weighted Average Trading Price.

         (b) Each share of capital stock of Convest, if any, owned by the Company or any subsidiary of the Company or held in treasury by Convest or any subsidiary of Convest immediately prior to the Effective Time shall be canceled and no consideration shall be paid in exchange therefor and shall cease to exist from and after the Effective Time.

         (c) Each share of Company Common Stock issued and outstanding immediately prior to the Merger shall, upon consummation of the Merger, be converted into one share of common stock of the Surviving Entity.

         (d) The "Weighted Average Trading Price" of Company Common Stock shall be calculated by (x) making the following calculation for each of the ten trading days ending on the day that is two days prior to the Closing Date of the Merger; (i) grouping together all shares of Company Common Stock traded on such day at the same trading price, (ii) multiplying the aggregate number of shares in each price group by the trading price for such group to calculate a product (the total sold shares value) for each group, (iii) adding all of such products from each group and (iv) dividing the resulting total by the aggregate number of shares traded on such trading day, and (y) calculating the arithmetic mean of the resulting ten amounts.

    5. SURRENDER OF STOCK CERTIFICATES; PAYMENT. From and after the Effective Time, each holder of an outstanding certificate which prior to that time represented shares of Convest Common Stock, shall be entitled to receive
in exchange therefor, upon surrender to               the Exchange Agent for
the Merger, a certificate or certificates representing the number of whole shares of Company Common Stock, and cash in lieu of any fractional share, in each case to which such holder is entitled pursuant to Section 4(a) above.

     IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolutions of the Boards of Directors of the Company and Convest and by the shareholders of Convest, is hereby executed on behalf of each of said corporations by their respective officers thereunto duly authorized.



                                   CONVEST ENERGY CORPORATION
                                   A Texas corporation





                                   By:
                                      -------------------------------
                                       Name:
                                       Title:


ATTEST:


By:
   -------------------------------
    Secretary




                                   FORCENERGY INC
                                   A Delaware Corporation





                                   By:
                                      -------------------------------
                                       Name:
                                       Title:




ATTEST:


By:
   -------------------------------
    Secretary